Exhibit 4.11 In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the 376 arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at 377 the time when the arbitration proceedings are commenced. 378 (b) *This Agreement shall be govemee by ans constrnee in accoreance with Title g of the 379 Unites States Cose ans the S1,J8Stanfr1e law (not incll,jeing the choice of law mies) of the State 380 of New York ans any 6lisp1,Ate arising 0l,Jt of or in connection with this Agreement shall 0e 381 referree to three (J) persons at Mew York, one to 0e appointee 0y each of the parties hereto, 382 ans the thire 0y the two so chosen; their eecision or that of any two of them shall 0e final, ans 383 for the p1,Arposes of enforcing any aware, j1,J6lgment may 0e enteree on an aware 0y any C01,Jrt of 384 competent j1,Jris6liction. The proceeeings shall 0e con611,Jcte61 in accoreance with the r1,Jles of the 385 Society of Maritime Ar0itrators, Inc. 386 In cases where neither the claim nor any co1,Jnterclaim ei<ceees the Sl,Jm of US$ 100,000 the 387 ar0itration shall 0e con611,Jcte61 in accoreance with the Shortenee Ar0itration Proce611,Jre of the 388 Society of Maritime Ar0itrators, Inc. 389 (c)* This ,A.greement shall 00 governee 0y ans constr1,Je6l in accoreance with the laws of 390 (state place) ans any 6lisp1,Ate arising 0l,Jt of or in connection with this Agreement shall 0e 391 referree to aroitration at (state place),61,Jt>ject to the proceel,jres applica0le there. 392 *16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of 393 deletions, alternative 16(a) shall apply. 394 17. Notices 395 All notices to be provided under this Agreement shall be in writing via broking channels. 396 Contact details for recipients of notices are as follows: 397 For the Buyers: 398 For the Sellers: 399 18. Entire Agreement 400 The written terms of this Agreement comprise the entire agreement between the Buyers and 401 the Sellers in relation to the sale and purchase of the Vessel and supersede all previous 402 agreements whether oral or written between the Parties in relation thereto. 403 Each of the Parties acknowledges that in entering into this Agreement it has not relied on and 404 shall have no right or remedy in respect of any statement, representation, assurance or 405 warranty (whether or not made negligently) other than as is expressly set out in this Agreement. 406 Any terms implied into this Agreement by any applicable statue or law are hereby excluded to 407 the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude 408 any liability for fraud. 409 IF THE VESSEL GETS DRYDOCKED PRIOR TO DELIVERY TO THE BUYERS THEN ALL COSTS INVOLVED WILL BE SPLIT 50-50 BETWEEN SELLERS AND BUYERS. For and on behalf of the Sellers Name: 15an, /.tJ orb,•,-.:, Name: Title: 5ole ‘“ftr-t!c,,-i.r Title: 4.11 Norwegian Shipbrokers’ Association’s Memorandum of Agreement for sale and purchase MEMORANDUM OF AGREEMENT of ships. Adopted by BIMCO in 1956. Code-name SALEFORM 2012 Revised 1966, 1983 and 1986/87, 1993 and 2012 Dated: 8th August 2025 1 GRAIN RESOURCES OVERSEAS INC. hereinafter called the “Sellers”, have agreed to sell, and 2 company to be nominated by Imperial Petroleum Inc hereinafter called the “Buyers”, have agreed to buy: 3 Name of vessel: ECO CATHAR 4 IMO Number: 9526162 5 Classification Society: Lloyd’s Register 6 Class Notation: 7 Year of Build: 2012 Builder/Yard: NAIKAI ZOSEN CORPORATION SETODA SHIPYARD. 8 Flag: LIBERIA    Place of Registration: MONROVIA    GT/NT: 23855/11814 9 hereinafter called the “Vessel”, on the following terms and conditions: 10 Definitions 11 “Banking Days” are days on which banks are open both in the country of the currency stipulated for 12 the Purchase Price in Clause 1(Purchase Price) and in the place of closing stipulated in Clause 8 13 (Documentation) [and    (add additional jurisdictions as appropriate)]. 14 “Buyers’ Nominated Flag State” means (state flag state). 15 “Class” means the class notation referred to above. 16 “Classification Society” means the Society referred to above. 17 “Deposit” shall have the meaning given in Clause 2(Deposit) 18 “Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the 19 Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement. 20 “In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a 21 registered letter, e-mail or telefax. 22 “Parties” means the Sellers and the Buyers. 23 “Purchase Price” means the price for the Vessel as stated in Clause 1(Purchase Price). 24 “Sellers’ Account” means (state details of bank account) at the Sellers’ Bank. 25 “Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank 26 notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price. 27 1. Purchase Price 28 The Purchase Price is United States Dollars Fifteen Million Eight Hundred Thousand USD 15,800,000 29 cash. I 2.—Deposit 30 As security for the correct fulfilment of this Agreement the Buyers shall lodge a deposit of 31% ( per cent) or, if left blank, 10% (ten per cent), of the Purchase Price (the 32 “Deposit”) in an interest bearing in sellers nominated bank account within three (3) 33 three (3) five (5) Banking Days after the date that: 34

(i) this Agreement has been signed by the Parties and exchanged in original or by e-mail or 35 telefax; and 36 (ii) the Deposit Holder has confirmed in writing to the Parties that the account has been 37 opened. 38 The Deposit shall be released in accordance with joint written instructions of the Parties. 39 Interest, if any, shall be credited to the Buyers Sellers. Any fee charged for holding and releasing the 40 Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder 41 all necessary documentation to open and maintain the account without delay. 42 3. Payment 43 On delivery of the Vessel, but not later than three (3) one (1) Banking Days after the date that Notice of 44 Readiness has been given in accordance with Clause 5 (Time and place of delivery and 45 notices): 46 (i) the Deposit shall be released to the Sellers; and 47 (ii) the balance of the full Purchase Price and all other sums payable on delivery by the Buyers 48 to the Sellers under this Agreement shall be paid in full free of bank charges to the 49 Sellers’ Account. 50 BUYERS OPTION TO PAY FOR THE VESSEL UP TO 1 YEAR LATEST AFTER THE MOA DATE. 10PCT OF THE PRICE SHALL BE PAID IN IMPP COMMON SHARES AND THE REST IN CASH. 4. Inspection 51 The Buyers have the option to inspect the vessel. (a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers 52 have also inspected the Vessel at/in (state place) on (state date) and have 53 accepted the Vessel following this inspection and the sale is outright and definite, subject only 54 to the terms and conditions of this Agreement. 55 The Buyers shall have the option to carry out superficial inspection of the Vessel, without opening up and without interference to Vessel schedule and to normal operation, prior to delivery of the Vessel. Should the Buyers choose to exercise such option then the Buyers shall arrange, at their own risk and expense. an inspection in the presence of a Class surveyor (the Class surveyor is only to act as a arbitrator in the event of a dispute between Buyers and Sellers). If any damage is found to the Vessel which affects her class but does not require immediate repair and the Classification Society approves the Vessel to continue trading with these recommendations, the Sellers shall compensate to the Buyers all expenses to repair such damage to get class approval by deducting from the total amount to be paid by the Buyers to the Sellers in lieu of the Sellers repairing such damage base on an amount quoted by a first class repairer mutually agreed between the Sellers and the Buyers (such costs to exclude gassing up and gas freeing) and the Buyers are to take delivery of the Vessel as she is with such recommendations. If the Classification surveyor requires such damage to be repaired, then the Sellers shall repair such damage at their expense to the satisfaction of the Classification surveyor prior to delivery. In such event the Sellers are to pay also for the cost of the Inspector and Classification Society’s attendance. (b)* The Buyers shall have the right to inspect the Vessel’s classification records and declare 56 whether same are accepted or not within (state date/period). 57 The Sellers shall make the Vessel available for inspection at/in (state place/range) within 58 (state date/period). 59 The Buyers shall undertake the inspection without undue delay to the Vessel. Should the 60 Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred. 61 The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. 62 During the inspection, the Vessel’s deck and engine log books shall be made available for 63 examination by the Buyers. 64 The sale shall become outright and definite, subject only to the terms and conditions of this 65 Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from 66 the Buyers within seventy-two (72) hours after completion of such inspection or after the 67 date/last day of the period stated in [Line 59], whichever is earlier. 68

Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of 69 the Vessel’s classification records and/or of the Vessel not be received by the Sellers as 70 aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the 71 Buyers, whereafter this Agreement shall be null and void. 72 *4 (a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, 73 alternative 4 (a) to apply. 74 5. Time and place of delivery and notices 75 (a)The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or 76 anchorage at/in WW in the Sellers’ option. 77 Notice of Readiness shall not be tendered before: 1st September 2025 in Sellers’ option 78 Cancelling Date (see Clauses 5(c), 6 (a)(i), 6 (a) (iii)and 14): 31st August 2026 in Buyers’ option 79 (b)The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall 80 provide the Buyers with twenty (20), fifteen (15), ten (10), seven (7), five (5) and three (3) days’ 81 approximate notice and two (2), one (1) days notice of the expected time date the Sellers intend to tender Notice of Readiness and of the intended place of delivery. 82 When the Vessel is at the place of delivery and physically ready for delivery in accordance with 83 this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery. 84 (c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the 85 Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing 86 stating the date when they anticipate that the Vessel will be ready for delivery and proposing a 87 new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of 88 either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) 89 Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. 90 If the Buyers have not declared their option within—one (1) === three (3)- Banking ~Days of receipt of the 91 Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ 92 notification shall be deemed to be the new Cancelling Date and shall be substituted for the 93 Cancelling Date stipulated in line 79. 94 If this Agreement is maintained with the new Cancelling Date all other terms and conditions 95 hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full 96 force and effect. 97 (d)Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely 98 without prejudice to any claim for damages the Buyers may have under Clause 14(Sellers’ 99 Default) for the Vessel not being ready by the original Cancelling Date. 100 (e)Should the Vessel become an actual, constructive or compromised total loss before delivery 101 the Deposit together with interest earned, if any, shall be released immediately to the Buyers 102 whereafter this Agreement shall be null and void. 103 6. Drydocking/Divers Inspection 104 (a)* 105 (i) The Buyers shall have the option at their cost and expense to arrange for an underwater 106 inspection by a diver approved by the Classification Society prior to the delivery of the 107 Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended 108 date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this 109 Agreement. The Sellers shall at their cost and expense make the Vessel available for 110 such inspection. This inspection shall be carried out without undue delay and in the 111 presence of a Classification Society surveyor arranged for by the Sellers and paid for by 112 the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s 113 inspection as observer only without interfering with the work or decisions of the 114 Classification Society surveyor. The extent of the inspection and the conditions under 115 which it is performed shall be to the satisfaction of the Classification Society. If the 116 conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at 117 their cost and expense make the Vessel available at a suitable alternative place near to 118 the delivery port, in which event the Cancelling Date shall be extended by the additional 119 time required for such positioning and the subsequent re-positioning. The Sellers may 120 not tender Notice of Readiness prior to completion of the underwater inspection. 121

(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are 122 found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless 123 repairs can be carried out afloat to the satisfaction of the Classification Society, the 124 Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by 125 the Classification Society of the Vessel’s underwater parts below the deepest load line, 126 the extent of the inspection being in accordance with the Classification Society’s rules (2) 127 such defects shall be made good by the Sellers at their cost and expense to the 128 satisfaction of the Classification Society without condition/recommendation** and (3) the 129 Sellers shall pay for the underwater inspection and the Classification Society’s 130 attendance. 131 Notwithstanding anything to the contrary in this Agreement, if the Classification Society 132 do not require the aforementioned defects to be rectified before the next class 133 drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects 134 against a deduction from the Purchase Price of the estimated direct cost (of labour and 135 materials) of carrying out the repairs to the satisfaction of the Classification Society, 136 whereafter the Buyers shall have no further rights whatsoever in respect of the defects 137 and/or repairs. The estimated direct cost (always excluding gas free and gassing up cost) of the 138 repairs shall be the average of quotes 139 for the repair work obtained from two reputable independent shipyards at or in the 140 vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) 141 Banking Days from the imposition of the condition/recommendation, unless the Parties 142 agree otherwise. Should either of the Parties fail to obtain such a quote within the 143 stipulated time then the quote duly obtained by the other Party shall be the sole basis 144 for the estimate of the direct repair costs. The Sellers may not tender Notice of 145 Readiness prior to such estimate having been established. (iii) If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry-docking 146 facilities are available at the port of delivery, the Sellers shall take the Vessel to a port 147 where suitable drydocking facilities are available, whether within or outside the delivery 148 range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the 149 Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose 150 of this Clause, become the new port of delivery. In such event the Cancelling Date shall 151 be extended by the additional time required for the drydocking and extra steaming, but 152 limited to a maximum of twenty five (25) fourteen (14) days. 153 (b) *The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the 154 Classification Society of the Vessel’s underwater parts below the deepest load line, the extent 155 of the inspection being in accordance with the Classification Society’s rules. If the rudder, 156 propeller, bottom or other underwater parts below the deepest load line are found broken, 157 damaged or defective so as to affect the Vessel’s class, such defects shall be made good at the 158 Sellers’ cost and expense to the satisfaction of the Classification Society without 159 condition/recommendation*. In such event the Sellers are also to pay for the costs and 160 expenses in connection with putting the Vessel in and taking her out of drydock, including the 161 drydock dues and the Classification Society’s fees. The Sellers shall also pay for these costs 162 and expenses if parts of the tailshaft system are condemned or found defectiveor broken so as 163 to affect the Vessel’s class. In all other cases, the Buyers shall pay the aforesaid costs 164 and expenses, dues and fees 165 (c) If the Vessel is drydocked pursuant to Clause 6 (a) (ii) or 6 (b) above 166 (i) the Classification Society may require survey of the tailshaft system, the extent of the 167 survey being to the satisfaction of the Classification surveyor. If such survey is 168 not required by the Classification Society, the Buyers shall have the right to require the tailshaft 169 to be drawn and surveyed by the Classification Society, the extent of the survey being in 170 accordance with the Classification Society’s rules for tailshaft survey and 171 consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare 172 whether they require the tailshaft to be drawn and surveyed not later than by the 173 completion of the inspection by the Classification Society. The drawing and refitting of 174 the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be 175 condemned or found defective so as to affect the Vessel’s class, those parts shall be 176 renewed or made good at the Sellers’ expense to the satisfaction of the 177 Classification Society without condition/recommendation**. 178

(ii) The costs and expenses relating to the survey of the tailshaft system shall be borne by the 179 Buyers unless the Classification Society requires such survey to be carried out or if parts of the 180 system are condemned or found defective or broken so as to effect the Vessel’s class, in which 181 case the Sellers shall pay these costs and expenses. 182 (iii) The Buyers’ representative(s) shall have the right to be present in the drydock, as 183 observers only without interfering with the work or decisions of the Classification Society 184 surveyor. 185 (iv) The Buyers shall have the right to have the underwater parts of the Vessel cleaned 186 and painted at their risk, cost and expense without interfering with the Sellers’ or the 187 Classification Society surveyor’s work, if any, and without affecting the Vessel’s timely 188 delivery. If, however, the Buyers’ work in drydock is still in progress when the 189 Sellers have completed the work which the Sellers are required to do, the additional 190 docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and 191 expense. In the event that the Buyers’ workrequires such additional time, the Sellers 192 may upon completion of the Sellers’ work tender Notice of Readiness for delivery whilst 193 the Vessel is still in drydock and, notwithstanding Clause 5(a), the Buyers shall be 194 obliged to take delivery in accordance with Clause 3 (Payment), whether the Vessel is in 195 drydock or not. 196 *6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, 197 alternative 6 a) to apply. 198 **Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification 199 Society without condition/recommendation are not to be taken into account 200 7. Spares, bunkers and other items 201 The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board, 202 and on shore and on order. All spare parts as per class requirement and spare equipment including spare 203 tail-end shaft(s) and/or pare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of 204 inspection used or unused, whether on board or not shall become the Buyers’ property, but spares on 205 order are excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers 206 are not required to replace spare parts including spare tail-end shaft(s) and spare 207 propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to 208 delivery, but the replaced items shall be the property of the Buyers. Unused stores and 209 provisions shall be included in the sale and be taken over by the Buyers without extra payment. 210 Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s 211 personal belongings including the slop chest are excluded from the sale without compensation, 212 as well as the following additional items: (include list) 213 Items on board which are on hire or owned by third parties, listed as follows, are excluded from 214 the sale without compensation: (include list) 215 Items on board at the time of inspection which are on hire or owned by third parties, not listed 216 above, shall be replaced by the Sellers prior to delivery at their cost and expense. 217 The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and 218 greases in storage tanks and unopened drums and pay for either: 219 (a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or 220 (b) *the current net market price (excluding barging expenses) at the port and date of delivery 221 of the Vessel or, if unavailable, at the nearest bunkering port, 222 for the quantities taken over. 223 Payment under this Clause shall be made at the same time and place and in the same 224 currency as the Purchase Price. 225 “inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) 226 (Inspection), if applicable. If the Vessel is taken over without inspection, the date of this 227 Agreement shall be the relevant date. 228 *(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions 229 alternative (a) shall apply. 230 5

8. Documentation 231 The place of closing: to be mutually agreed 232 In exchange of payment and delivery of the Vessel, the Buyers and the Sellers are to provide each other with their respective delivery documentation. Buyers and Sellers shall mutually advise their requirements and the same to be incorporated as an Addendum to this Agreement. Signing of such Addendum shall by no means delay signature of this Agreement by both parties. (a) In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the 233 following delivery documents: 234 (i) Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State, 235 transferring title of the Vessel and stating that the Vessel is free from all mortgages, 236 encumbrances and maritime liens or any other debts whatsoever, duly notarially attested 237 and legalised or apostilled, as required by the Buyers’ Nominated Flag State; 238 (ii) Evidence that all necessary corporate, shareholder and other action has been taken by 239 the Sellers to authorise the execution, delivery and performance of this Agreement; 240 (iii) Power of Attorney of the Sellers appointing one or more representatives to act on behalf 241 of the Sellers in the performance of this Agreement, duly notarially attested and legalised 242 or apostilled (as appropriate); 243 (iv) Certificate or Transcript of Registry issued by the competent authorities of the flag state 244 on the date of delivery evidencing the Sellers’ ownership of the Vessel and that the 245 Vessel is free from registered encumbrances and mortgages, to be faxed or e-mailed by 246 such authority to the closing meeting with the original to be sent to the Buyers as soon as 247 possible after delivery of the Vessel. 248 (v) Declaration of Class or (depending on the Classification Society) a Class Maintenance 249 Certificate issued within three (3) Banking Days prior to delivery confirming that the 250 Vessel is in Class free of condition/recommendation. 251 (vi) Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of 252 deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that 253 the registry does not as a matter of practice issue such documentation immediately, a 254 written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith 255 and provide a certificate or other official evidence of deletion to the Buyers promptly and 256 latest within four (4) weeks after the Purchase Price has been paid and the Vessel has 257 been delivered. 258 (vii) A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the 259 Vessel ceased to be registered with the Vessel’s registry, or, in the event that the registry 260 does not as a matter of practice issue such certificate immediately, a written undertaking 261 from the Sellers to provide the copy of this certificate promptly upon it being issued 262 together with evidence of submission by the Sellers of a duly executed Form 2 stating 263 the date on which the Vessel shall cease to be registered with the Vessel’s registry. 264 (viii Commercial Invoice for the Vessel; 265 (ix) Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases; 266 (x) A copy of the Sellers’ letter to their satellite communication provider cancelling the 267 Vessel’s communications contract which is to be sent immediately after delivery of the 268 Vessel; 269 (xi) Any such additional documents as may reasonably be required by the competent 270 authorities of the Buyers’ Nominated Flag State for the purpose of registering the Vessel, 271 provided the Buyers notify the Sellers of any such documents as soon as possible after the date of 272 this Agreement; and 273 (xii) The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not 274 black listed by any nation or international organisation. 275 (b) At the time of delivery the Buyers shall provide the Sellers with: 276 (i) Evidence that all necessary corporate, shareholder and other action has been taken by 277 the Buyers to authorise the execution, delivery and performance of this Agreement; and 278 (ii) Power of Attorney of the Buyers appointing one or more representatives to act on behalf 279 of the Buyers in the performance of this Agreement, duly notarially attested and legalised 280 or apostilled (as appropriate). 281 (c) If any of the documents listed in Sub-clauses (a) and (b) the Addendum as above are not in the English 282 language they shall be accompanied by an English translation by an authorised translator or 283 certified by a lawyer qualified to practice in the country of the translated language. 284 (d) The Parties shall to the extent possible exchange copies, drafts or samples of the 285 documents listed in Sub-clause (a) and Sub-clause (b) the Addendum as above for review and comment by 286 the other party not later than (state number of days),or if left blank, nine (9) days prior to 287 the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to 288 Clause 5(b) of this Agreement. 289 (e) Concurrent with the exchange of documents in Sub-clauses (a) and (b) the Addendum as above, 290 the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans, 291 drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other 292 certificates which are on board the Vessel shall also be handed over to the Buyers unless the 293 Sellers are required to retain same, in which case the Buyers to have the right to take copies. 294 (f) Other technical documentation which may be in the Sellers’ possession shall promptly after 295 delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep 296 the Vessel’s log books but the Buyers to have the right to take copies of same. 297 (g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance 298 confirming the date and time of delivery of the Vessel from the Sellers to the Buyers. 299 9. Encumbrances 300 The Sellers warrant that the Vessel, at the time of delivery, is free from,encumbrances, mortgages and 301 maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred 302 prior to the time of delivery. 303 304 305 10. Taxes, fees and expenses 306 Any taxes, fees and expenses in connection with the purchase and registration in the Buyers’ 307 Nominated Flag State shall be for the Buyers’ account, whereas similar charges in connection 308 with the closing of the Sellers’ register shall be for the Sellers’ account. 309 11. Condition on delivery 310 The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 311 delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be 312 delivered and taken over , otherwise in the same condition as she was at the time of inspection, fair wear 313 and tear excepted. However, the Vessel shall be delivered free of cargo and free of stowaways with her Class 314 maintained without condition/recommendation*, free of average damage affecting the Vessel’s 315 class, and with her classification certificates and national certificates, as well as all other 316 certificates the Vessel had at the time of inspection, valid without 317 condition/recommendation* by the Classification Society or the relevant authorities at the time 318 of delivery. 319 “Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or 320 4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this 321 Agreement shall be the relevant date. 322

*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification 323 Society without condition/recommendation are not to be taken into account. 324 12. Name/markings 325 Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel 326 markings. 327 13. Buyers’ default 328 329 330 331 Should the Purchase Price not be paid in accordance with Clause 3(Payment), the Sellers 332 have the right to cancel this Agreement, in which case the Deposit together with interest 333 earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the 334 Sellers shall be entitled to claim further compensation for their losses and for all expenses 335 incurred together with interest. 336 14. Sellers’ default 337 Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be 338 ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the 339 option of cancelling this Agreement. If after Notice of Readiness has been given but before 340 the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not 341 made physically ready again by the Cancelling Date and new Notice of Readiness given, the 342 Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this 343 Agreement the Deposit together with interest earned, if any, shall be released to them 344 immediately. 345 Should the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to 346 validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers 347 for their proven loss and for all proven expenses together with interest if their failure is due to proven 348 negligence -and whether or not—the Buyers cancel this Agreement. 349 15. Buyers’ representatives 350 After this Agreement has been signed by the Parties and the Deposit has been lodged, the 351 Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and 352 Expense for a maximum of ten (10) 14 days and will pay USD 25 each for every day onboard.. 353 These representatives are on board for the purpose of familiarisation and in the capacity of 354 observers only, and they shall not interfere in any respect with the operation of the Vessel. The 355 Buyers and the Buyers’ representatives shall sign the Sellers’ P&I Club’s standard letter of 356 indemnity prior to their embarkation. 357 16. Law and Arbitration 358 (a) *This Agreement shall be governed by and construed in accordance with English law and 359 any dispute arising out of or in connection with this Agreement shall be referred to arbitration in 360 London in accordance with the Arbitration Act 1996 or any statutory modification or re- 361 enactment thereof save to the extent necessary to give effect to the provisions of this Clause. 362 The arbitration shall be conducted in accordance with the London Maritime Arbitrators 363 Association (LMAA) Terms current at the time when the arbitration proceedings are 364 commenced. 365 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall 366 appoint its arbitrator and send notice of such appointment in writing to the other party requiring 367 the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and 368 stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own 369 arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the 370 other party does not appoint its own arbitrator and give notice that it has done so within the 371 fourteen (14) days specified, the party referring a dispute to arbitration may, without the 372 requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator 373 and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on 374 both Parties as if the sole arbitrator had been appointed by agreement. 375

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the 376 arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at 377 the time when the arbitration proceedings are commenced. 378 (b) *This Agreement shall be governed by and construed in accordance with Title 9 of the 379 United States Code and the substantive law (not including the choice of law rules) of the State 380 of New York and any dispute arising out of or in connection with this Agreement shall be 381 referred to three (3) persons at New York, one to be appointed by each of the parties hereto, 382 and the third by the two so chosen; their decision or that of any two of them shall be final, and 383 for the purposes of enforcing any award, judgment may be entered on an award by any court of 384 competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the 385 Society of Maritime Arbitrators, Inc. 386 In cases where neither the claim nor any counterclaim exceeds the sum of US$ 100,000 the 387 arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the 388 Society of Maritime Arbitrators, Inc. 389 (c)* This Agreement shall be governed by and construed in accordance with the laws of 390 (state place) and any dispute arising out of or in connection with this Agreement shall be 391 referred to arbitration at (state place),subject to the procedures applicable there. 392 *16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of 393 deletions, alternative 16(a) shall apply. 394 17. Notices 395 All notices to be provided under this Agreement shall be in writing via broking channels. 396 Contact details for recipients of notices are as follows: 397 For the Buyers: 398 For the Sellers: 399 18. Entire Agreement 400 The written terms of this Agreement comprise the entire agreement between the Buyers and 401 the Sellers in relation to the sale and purchase of the Vessel and supersede all previous 402 agreements whether oral or written between the Parties in relation thereto. 403 Each of the Parties acknowledges that in entering into this Agreement it has not relied on and 404 shall have no right or remedy in respect of any statement, representation, assurance or 405 warranty (whether or not made negligently) other than as is expressly set out in this Agreement. 406 Any terms implied into this Agreement by any applicable statue or law are hereby excluded to 407 the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude 408 any liability for fraud. 409 IF THE VESSEL GETS DRYDOCKED PRIOR TO DELIVERY TO THE BUYERS THEN ALL COSTS INVOLVED WILL BE SPLIT 50-50 BETWEEN SELLERS AND BUYERS. For and on behalf of the Sellers For and on behalf of the Buyers    ________________________ Name: Konstantinos Katranis Name: Harry Vafias Title: Sole Director Title:    CEO

Norwegian Shipbrokers’ Association s Memorandum of Agreement for sale and purchase of ships. Adopted by SIMCO in 1956. MEMORANDUM OF AGREEMENT Code-name SALEFORM 2012 Revised 1966. 1983 and 1986/87. 1993 and 2012 Dated: 15th december 2025 Odyssey Worldwide Inc. of the Marshall Islands hereinafter called the “Sellers”, have agreed to sell, and 2 Out and about grain and wheat Inc. of Liberia hereinafter called the “Buyers”, have agreed to buy: 3 Name of vessel : OUTRIDER 4 IMO Number: 9701061 5 Classification Society: ABS 6 Class Notation: A1, AMS, CPS Additional: BWT, CRC(I), GRAB [30 tonnes], RRDA 7 Year of Build: 2016 Builder/Yard: KANDA SHIPBUILDING CO. LTD 8 Flag: Liberia Place of Registration: Monrovia GT/NT: 21265/11278 9 hereinafter called the “Vessel”, on the following terms and conditions: 10 Definitions 11 “Banking Days” are days on which banks are open both in the country of the currency stipulated for 12 the Purchase Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8 13 (Documentation) [and (add additional jurisdictions as appropriate)]. 14 “Buyers’ Nominated Flag State” means Marshall Islands (state flag state). 15 “Class” means the class notation referred to above. 16 “Classification Society” means the Society referred to above. 17 “Deposit” shall have the meaning given in Clause 2(Deposit) 18 “Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the 19 Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement. 20 “1n writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa , a 21 registered letter, e-mail or telefax . 22 “Parties” means the Sellers and the Buyers. 23 “Purchase Price” means the price for the Vessel as stated in Clause 1(Purchase Price). 24 “Sellers’ Account” means (state details of bank account) at the Sellers’ Bank. 25 “Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank 26 notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price. 27 1. Purchase Price 28 The Purchase Price is USD 18,235,000 cash 29 2. Oepasit 30 As ses1:Jrity for the correct fulfilment of !:his ,A,greement the 81:Jyers shall lodge a deposit of 31% ( per sent) or, if left blank, 1O3⁄4 (ten per sent), of the Pl:lrshase Prise (the 32 “Deposit”) in an interest bearing ;R selleF6 RamiRated baRk aGG01:Jnt within three (3) 33 throe (3-) fiv:e @ Banking Days after the date that: 34

(i) this Agreement has been signed by the Parties and ei<changed in original or by e mail or 35 telefai<; and 36 (ii) the Deposit Holder has confirmed in writing to the Parties that the accmmt has been 37 opened. 38 The Deposit shall be released in accordance with joint written instructions of the Parties. 39 Interest, if any, shall be credited to the Buyers Selle,=s. Any fee charged fer holding and releasing the 40 Deposit shall be borne equally by the Parties. The Parties shall pre~•ide to the Deposit Holder 41 all necessary documentation to open and maintain the account 1 .vithout delay. 42 3. Payment 43 On delivery of the Vessel, but not later than three (3) one (1) Banking Days after the date that Notice of 44 Readiness has been given in accordance with Clause 5 (Time and place of delivery and 45 notices): 46 (i) the Deposit shall be released to the Sellers; and 47 {ii) the balance of the full Purchase Price and all other sums payable on delivery by the Buyers 48 to the Sellers under this Agreement shall be paid in full free of bank charges to the 49 Sellers’ Account. 50 BUYERS OPTION TO PAY FOR THE VESSEL UP TO 1 YEAR LATEST AFTER THE MOA DATE 4. Inspection 51 The Buyers have the option to inspect the vessel. (a)* The Buyers hatJe inspected and aooeptod tho Vessel’s classification records. The Buyers 52 ha•,e also inspected tho Vessel at/in (stato placo) on (stato fiato) and hatJe 53 accepted the Vessel fellowing this inspection and tho sale is outright and definite, sut:>ject only 54 to the terms and conditions of this Agreement. 55 lrhe Suye,s shall hav-e the 9Ptien te Garry eut supertiGial inspeGtien ef the V4}ssel, witheut 9Pening up and witheut interlerenGe te Vessel sGhedu4e and te ne,mal eperatien, prier te delivery ef the V4}ssel. Sheuld the Suyers Gheese te f»EerGise suGh eptien then the Suye,=s shall arrange-, at their evm f’isk and f»Epense. an inspeGtien in the presenGe ef a Class surveyer (-the Crass surveyer is enly te a Gt as a arbitrater in the ev-ent ef a dispute between Suye,=s and Sell’!!§). If any damage is feund te the V4}ssel whiGh a#eGts her Glass but dees net require immediate repair and the C4assifiGatien SeGiety approv-es the “4}ssel to Gontinue trading with these reGemmendatiens, the Seller-& shall Gempensate to the Suyers all upenses to r“epair suGh damage te get Glass apprev-al by deduGting tram the total amount te be paid by the Suyer-s te the Seller-s in 8ieu ef the Selle,s repairing suGh damage base en an ameunt quoted by a first Glass repairer mutually agreed betv,een the Selle,s and the Suyer-s (&uGh Gests to NGlude gassing up and gas freeing) and the Suye,s are to take delivery of the V4}ssel as she is with suGh reGemmendatiens. If the ClassifiGation surveyor f’&quires suGh damage to be repaired, then the Selle,s shall repair suGh damage at their upense to the satisf.aGtion of the ClassifiGation surveyor prier to deliv-ery. In suGh ev-ent the Sellers are te pay alse fer the Gest ef the lnspeGtor and ClassifiGatien SeGiety’s attondanGe. (b)* The Buyers shall hatJe the right to inspect the Vessel’s classification recorss ans declare 56 whether same are accepted or not within (state fiato/peliofi) . 57 The Sellers shall make the Vessel atJailable fer inspection at/in (state place/range) within 58 (state dato/peliofi). 59 The Buyers shall undertake the inspection without undue delay to the Vessel. Shaula the 60 Buyers cause undue delay they shall compensate the Sellers fer the losses thereby incurred. 61 The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. 62 During the inspection, the Vessel’s deck and engine log books shall be made a•,ailable fer 63 ei<amination by the Buyers. 64 The sale shall become outright and definite, subject only to the terms and conditions of this 65 Agreement, pro•,ided that the Sellers recei•, e written notice of acceptahce of tho Vessel from 66 the Buyers within setJenty two (72) hours after completion of such inspection or after the 67 date/last day of the period stated in fline 59j, whiche>Jer is earlier. 68

Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of 69 the Vessel’s classification records and/or of the Vessel not be recei,;ed by the Sellers as 70 aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the 71 Buyers, whereafter this Agreement shall be null and void. 72 *11.fil and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, 73 alternative 11.fil to apply. 74 5. Time and place of delivery and notices 75 (a)The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or 76 anchorage at/in WW in the Sellers’ option. 77 Notice of Readiness shall not be tendered before: 1 APRIL 2026 in Sellers’ option 78 Cancelling Date (see Clauses 5(c), 2...@l.ill, 6 (a) (iii)and H): 20 SEPT 2026 in Buyers’ option 79 (b}The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall 80 provide the Buyers with twenty (2Q), f-illeeR (16)_, ten (10), seven (7), five (5) and three (3) days’ 81 approximate notice and tvJo f2), one (1) days notice of the expected time date the Sellers intend to tender Notice of Readiness and of the intended place of delivery. 82 When the Vessel is at the place of delivery and physically ready for delivery in accordance with 83 this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery. 84 (c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the 85 Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing 86 stating the date when they anticipate that the Vessel will be ready for delivery and proposing a 87 new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of 88 either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) 89 Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. 90 If the Buyers have not declared their option within 01 ·i:> • 1) three (J) Banking Days of receipt of the 91 Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ 92 notification shall be deemed to be the new Cancelling Date and shall be substituted for the 93 Cancelling Date stipulated in line 79. 94 If this Agreement is maintained with the new Cancelling Date all other terms and conditions 95 hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full 96 force and effect. 97 {d)Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely 98 without prejudice to any claim for damages the Buyers may ha~•e under Clause 14 (£oilers’ 99 Default) for the Vessel not being ready by the original Cancelling Date. 100 (e}Should the Vessel become an actual, constructive or compromised total loss before delivery 101 the Deposit together with interest earned, if any, shall be released immediately to the Buyers 102 whereafter this Agreement shall be null and void. 103 6. Drydocking/Divers Inspection 104 (a}* 105 (i} The Buyers shall have the option at their cost and expense to arrange for an underwater 106 inspection by a diver approved by the Classification Society prior to the delivery of the 107 Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended 108 date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this 109 Agreement. The Sellers shall at their cost and expense make the Vessel available for 110 such inspection. This inspection shall be carried out without undue delay and in the 111 presence of a Classification Society surveyor arranged for by the Sellers and paid for by 112 the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s 113 inspection as observer only without interfering with the work or decisions of the 114 Classification Society surveyor. The extent of the inspection and the conditions under 115 which it is performed shall be to the satisfaction of the Classification Society. If the 116 conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at 117 their cost and expense make the Vessel available at a suitable alternative place near to 118 the delivery port, in which event the Cancelling Date shall be extended by the additional 119 time required for such positioning and the subsequent re-positioning. The Sellers may 120 not tender Notice of Readiness prior to completion of the underwater inspection. 121

(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are 122 found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless 123 repairs can be carried out afloat to the satisfaction of the Classification Society, the 124 Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by 125 the Classification Society of the Vessel’s underwater parts below the deepest load line, 126 the extent of the inspection being in accordance with the Classification Society’s rules (2) 127 such defects shall be made good by the Sellers at their cost and expense to the 128 satisfaction of the Classification Society without condition/recommendation** and (3) the 129 Sellers shall pay for the underwater inspection and the Classification Society’s 130 attendance. 131 Notwithstanding anything to the contrary in this Agreement, if the Classification Society 132 do not require the aforementioned defects to be rectified before the next class 133 drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects 134 against a deduction from the Purchase Price of the estimated direct cost (of labour and 135 materials) of carrying out the repairs to the satisfaction of the Classification Society, 136 whereafter the Buyers shall have no further rights whatsoever in respect of the defects 137 and/or repairs. The estimated direct cost (alw dy•, e,, , i ·19 gas !rt=>,t· ,· : J 1· .. • • 1 • ·ost) of the 138 repairs shall be the average of quotes 139 for the repair work obtained from two reputable independent shipyards at or in the 140 vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) 141 Banking Days from the imposition of the condition/recommendation, unless the Parties 142 agree otherwise. Should either of the Parties fail to obtain such a quote within the 143 stipulated time then the quote duly obtained by the other Party shall be the sole basis 144 for the estimate of the direct repair costs. The Sellers may not tender Notice of 145 Readiness prior to such estimate having been established. (iii) If the Vessel is to be drydocked pursuant to Clause §.@}_{ill and no suitable dry-docking 146 facilities are available at the port of delivery, the Sellers shall take the Vessel to a port 147 where suitable drydocking facilities are available, whether within or outside the delivery 148 range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the 149 Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose 150 of this Clause, become the new port of delivery. In such event the Cancelling Date shall 151 be extended by the additional time required for the drydocking and extra steaming, but 152 limited to a maximum of t1✓ent • v~ .,5J fourteen (14) days. 153 (bl *The Sellers shall place the Vessel in drydock at the port of delivery fer inspection by the 154 Classification Society of the Vessel’s underwater parts below the deepest load line, the extent 155 of the inspection being in accordance with the Classification Society’s rules. If the rudder, 156 propeller, bottom or other underwater parts below the deepest load line are feund broken, 157 damaged or defective so as to affect the Vessel’s class, such defects shall be made good at the 158 Sellers’ cost and expense to the satisfaction of the Classification Society without 159 condition/recommendation*. In such eYent the Sellers are also to pay fer the costs and 160 expenses in connection with putting the Vessel in and taking her out of drydock, including the 161 drydock dues and the Classification Society’s fees. The Sellers shall also pay fer these costs 162 and expenses if parts of the tailshaft system are condemned or fe1.rnd defecti1Jeor broken so as 163 to affect the Vessel’s class. In all other cases, the Buyers shall pay the aforesaid costs 164 and expenses, dues and fees 165 (c) If the Vessel is drydocked pursuant to Clause 6 (a) (ii) or~above 166 (-ij the Classification Society may refluire survey of the tailshaft system, the extent of the 167 survey being to the satisfaction of the Classification surveyor. If such survey is 168 not refluired by the Classification Society, the Buyers shall have the right to require the tailshaft 169 to be drawn and surveyed by the Classification Society, the extent of the survey being in 170 accordance with the Classification Society’s rules fer tailshaft survey and 171 consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare 172 whether they require the tailshaft to be drawn and surveyed not later than by the 173 completion of the inspection by the Classification Society. The drawing and refitting of 174 the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be 175 condemned or feund defecti•,e so as to affect the Vessel’s class, those parts shall be 176 renewed or made good at the Sellers’ expense to the satisfaction of the 177 Classification Society without condition/recommendation**. 178 fiij The costs ana eJEpenses relating to the survey of the tailshaft system shall ee eorne ey the 179 Buyers unless the Classification Society requires such survey to ee carries out or if parts of the 180 system are conaemnea or founa Elefoctive or eroken so as to effect the Vessel’s class, in which 181 case the Sellers shall pay these costs ana eJEpenses. 182 {ill} The Buyers’ representati\•e(s) shall have the right to ee present in the Elryaock, as 183 oeservers only without interfering with the work or Elecisions of the Classification Society 184 surveyor. 185 fw} The Buyers shall have the right to have the unaerwater parts of the Vessel cleanea 186 ana paintea at their risk, cost ana eJEpense without interfering with the Sellers’ or the 187 Classification Society surveyor’s work, if any, ana without affecting the Vessel’s timely 188 Eleli\•ery. If, ho>.Ye’.’er, the Buyers’ work in Elryaock is still in progress when the 189 Sellers have completes the work which the Sellers are requires to Elo, the aEIElitional 190 socking time needed to complete the Buyers’ work shall ee for the Buyers’ risk, cost and 191 eJEpense. In the event that the Buyers’ workrequires such aaditional time, the Sellers 192 may upon completion of the Sellers’ work tender Notice of Readiness for delivery whilst 193 the Vessel is still in aryaock ana, notwithstanaing Clause §@)_, the Buyers shall ee 194 oeligea to take Elelivery in accordance with Clause 3 (Payment), whether the Vessel is in 195 Elrydock or not. 196 *6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, 197 alternative 6 a) to apply. 198 **Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification 199 Society without condition/recommendation are not to be taken into account 200 7. Spares, bunkers and other items 201 The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board, 202 aRG on shore and on order. All spare parts as per Glass requiremeRt and spare equipment including spare 203 tail-end shaft(s) and/or pare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of 204 inspection used or unused, whether on board or not shall become the Buyers’ property, eut spares on 205 order are eJEcludeEI. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers 206 are not required to replace spare parts including spare tail-end shaft(s) and spare 207 propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to 208 delivery, but the replaced items shall be the property of the Buyers. Unused stores and 209 provisions shall be included in the sale and be taken over by the Buyers without extra payment. 210 Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s 211 personal belongings including the slop chest are excluded from the sale without compensation, 212 as well as the following additional items: (include list) 213 Items on board which are on hire or owned by third parties, listed as follows, are excluded from 214 the sale without compensation: (include list) 215 Items on board at the time of inspection which are on hire or owned by third parties, not listed 216 above, shall be replaced by the Sellers prior to delivery at their cost and expense. 217 The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and 218 greases in storage tanks and unopened drums and pay for either: 219 (a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or 220 (b) *the current net market price (eJEcluaing earging eJEpenses) at the port and Elate of Eleli,.•ery 221 of the Vessel or, if una,;ailaele, at the nearest eunkering port, 222 for the quantities taken over. 223 Payment under this Clause shall be made at the same time and place and in the same 224 currency as the Purchase Price. 225 “inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) 226 (Inspection), if applicable. If the Vessel is taken over without inspection, the date of this 227 Agreement shall be the relevant date. 228 *(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions 229 alternative (a) shall apply. 230

8. Documentation 231 The place of closing: to be mutually agreed 232 In exchange ofpayment and delivery of the Vessel, the Buyers and the Sellers are to provide each other with their respective delivery documentation. Buyers and Sellers shall mutually advise their requirements and the same to be incorporated as an Addendum to this Agreement. Signing ofsuch Addendum shall by no means delay signature of this Agreement by both parties. (a) In e>EGAange for payment of tAe PursAase Prise tAe Sellers sAall provide tAe Buyers witA tAe following delivery c:Josuments: fij Legal Bill(s) of Sale in a form resorc:Jable in tAe Buyers’ Nominated Flag State, ™ transferring title of tAe Vessel anc:J stating tAat tAe Vessel is ffee ffom all mortgages, ~ ensumbranses anc:J maritime liens or any otAer c:Jebts wAatsoe>;er, c:July notarially attested 2J.7 anc:J legalised or apostillec:J, as required by tAe Buyers’ ~lominatec:J Flag State; ~ {ii} Evic:Jense tAat all nesessary sorporate, sAareAolc:Jer anc:J otAer astion Aas been taken by ~ tAe Sellers to autAorise tAe e>Eesution, delivery anc:J performanse of tAis Agreement; 24G fii-ij Power of Attorney of tAe Sellers appointing one or more representatii.ies to ast on beAalf 244 of tAe Sellers in tAe performanse of tAis Agreement, c:July notarially attested anc:J legalised 242 or apostillec:J (as appropriate); 24a fi’4 Certiflsate or Transsript of Registry issuec:J by tAe sompetont autAoritios of tAe flag state :M-4 on tAo c:Jato of delivery ovic:Jonsing tAe Sollors’ ownorsAip of tAo Vessel anc:J tAat tAe ;Ma Vessel is free from registered ensumbranses anc:J mortgages, to be fa>Eec:J or e mailed by ~ susA autAority to tAe slosing meeting witA tAe original to be sent to tAo Buyers as soon as :M-7 possible after c:Jolivory of tAo Vessel. ~ M Doslaration of Class or (c:Jepenc:Jing on tAo Classiflsation Sosioty) a Class Maintonanse 249 Certifisate issuoc:J witAin tAreo (3) Banking Days prior to c:Jeli’J0F)’ sonflrming tAat tAe 2W Vessel is in Class free of sonc:Jitiontresommonc:Jation. 25-1- {vij Certiflsate of Deletion of tAo Vessel from tAo Vessel’s registry or otAer offisial evic:Jenso of 2G2 deletion appropriate to tAe Vessel’s registry at tAe time of delivery, or, in tAo event tAat ~ tAo registry c:Joes not as a matter of prastise issue susA c:Josumontation immediately, a aa-4 written undertaking by tAe Sellers to effest deletion from tAo Vessel’s registry fortAwitA ~ anc:J provic:Jo a sortiflsato or otAer offisial ovic:Jonse of deletion to tAo Buyers promptly anc:J 2W latest witAin four (4) weeks after the PursAase Prise has been paic:J anc:J tAe Vessel has ~ been c:Jeli>;erec:J. 2-a8 f\4ij A sopy oftAe Vessel’s Continuous Synopsis Resorc:J sortifying tAe c:Jate on wAiGA tAo 2aQ Vessel seasec:J to be registered witA tAe Vessel’s registry, or, in tAe O’Jent tAat tAo registry 2W c:Joes not as a matter of prastiso issue SUGA sertiflsato immediately, a written undertaking 264-from tho Sollors to pro,;ic:Jo tAo sopy of tAis sortiflsate promptly upon it being issuoc:J 2e2 togetAer witA evic:Jense of submission by tAe Sollors of a c:July e>Eesutec:J Form 2 stating 263 the c:Jate on wAiGA tAe Vessel sAall seaso to be registered witA tAe Vessel’s registry. 264 {¥ill Commorsial lnvoise for tAo Vessel; 2ea ~ Commersial lnvoise(s) for bunkers, lubrisating anc:J Ayc:Jraulis oils anc:J greases; 200 W A sopy of the Sollers’ letter to tAeir satellite sommunisation provider sanselling tAo 2e+ Vessel’s sommunisations sontrast wAish is to be sent immediately after delivery of the 268 Vessel; 269 fxij Any sush ac:Jc:Jitional c:Josuments as may reasonably be required by tho sompetent 2-7Q authorities of tho Buyers’ Nominated Flag State for the purpose of registering tho Vessel, 2-74 provic:Jec:J the Buyers notify the Sellers of any sush c:Josuments as soon as possible after the c:Jate of 2-72 this Agreement; and {Mij The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not 274 black listed by any nation or international organisation. 275 (b) Al the time of deli,,ery the Buyers shall provide the Sellers with: 276 fij Evidence that all necessary corporate, shareholder and other action has been taken by 277 the Buyers lo authorise tho eicecution, delivery and performance of this Agreement; and 278 Power of Attorney of tho Buyers appointing one or more representatives lo act on behalf 279 of the Buyers in the performance of this Agreement, duly nolarially attested and legalised 280 or apostilled (as appropriate). 281 (c) If any of the documents listed in Sub clauses (a) and (b) the Addendum as above are not in the English 282 language they shall be accompanied by an English translation by an authorised translator or 283 certified by a lawyer qualified to practice in the country of the translated language. 284 (d) The Parties shall to the extent possible exchange copies, drafts or samples of the 285 documents listed in Sub clause (a) and Sub clause (b) the Addendum as above for review and comment by 286 the other party not later than (state number of days),or if left blank, nine (9) days prior to 287 the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to 288 Clause 5(b) of this Agreement. 289 (e) Concurrent with the exchange of documents in Sub clauses (a) ana (b) the Addendum as above, 290 the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans, 291 drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other 292 certificates which are on board the Vessel shall also be handed over to the Buyers unless the 293 Sellers are required to retain same, in which case the Buyers to have the right to take copies. 294 (f) Other technical documentation which may be in the Sellers’ possession shall promptly after 295 delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep 296 the Vessel’s log books but the Buyers to have the right to take copies of same. 297 (g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance 298 confirming the date and time of delivery of the Vessel from the Sellers to the Buyers. 299 9. Encumbrances 300 The Sellers warrant that the Vessel, at the time of delivery, is free from,encumbrances, mortgages and 301 maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred 302 prior to the time of delivery. 303 304 305 10. Taxes, fees and expenses 306 Any taxes, fees and expenses in connection with the purchase and registration in the Buyers’ 307 Nominated Flag State shall be for the Buyers’ account, whereas similar charges in connection 308 with the closing of the Sellers’ register shall be for the Sellers’ account. 309 11. Condition on delivery 310 The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 311 delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be 312 delivered and taken over, otherwise in the same condition as she was at the time of inspection, fair wear 313 and tear excepted. However, the Vessel shall be delivered free of cargo and free of stowaways with her Class 314 maintained without condition/recommendation*, free of a,,erage aamage affecting the Vessel’s 315 class, and with her classification certificates ana national certificates, as well as all other 316 certificates the Vessel haa at the time of inspection, valia without 317 conaitiontrecommenaalion* by the Classification Society or the relevant authorities at the time 318 of aelivery. 319 “Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or 320 4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this 321 Agreement shall be the relevant date. 322

*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification 323 Society without condition/recommendation are not to be taken into account. 324 12. Name/markings 325 Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel 326 markings. 327 13. Buyers’ default 328 329 330 331 Should the Purchase Price not be paid in accordance with Clause 3(Payment), the Sellers 332 have the right to cancel this Agreement, in which case the Deposit together with interest 333 earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the 334 Sellers shall be entitled to claim further compensation for their losses and for all expenses 335 incurred together with interest. 336 14. Sellers’ default 337 Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be 338 ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the 339 option of cancelling this Agreement. If after Notice of Readiness has been given but before 340 the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not 341 made physically ready again by the Cancelling Date and new Notice of Readiness given, the 342 Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this 343 Agreement the Deposit together with interest earned, if any, shall be released to them 344 immediately. 345 Should the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to 346 validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers 347 for their i ,o-_,.., loss and for all pPven expenses together with interest if their failure is due to proven 348 negligence and whether or not the Buyers cancel this Agreement. 349 15. Buyers’ representatives 350 After this Agreement has been signed by the Parties and the Deposit has been lodged, the 351 Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and 352 Expense for a maximum of ten 11 O) -14--days and will pay USD 25 each for every day onboard.. 353 These representatives are on board for the purpose of familiarisation and in the capacity of 354 observers only, and they shall not interfere in any respect with the operation of the Vessel. The 355 Buyers and the Buyers’ representatives shall sign the Sellers’ P&I Club’s standard letter of 356 indemnity prior to their embarkation. 357 16. Law and Arbitration 358 (a) *This Agreement shall be governed by and construed in accordance with English law and 359 any dispute arising out of or in connection with this Agreement shall be referred to arbitration in 360 London in accordance with the Arbitration Act 1996 or any statutory modification or re- 361 enactment thereof save to the extent necessary to give effect to the provisions of this Clause. 362 The arbitration shall be conducted in accordance with the London Maritime Arbitrators 363 Association (LMM) Terms current at the time when the arbitration proceedings are 364 commenced. 365 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall 366 appoint its arbitrator and send notice of such appointment in writing to the other party requiring 367 the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and 368 stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own 369 arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the 370 other party does not appoint its own arbitrator and give notice that it has done so within the 371 fourteen (14) days specified, the party referring a dispute to arbitration may, without the 372 requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator 373 and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on 374 both Parties as if the sole arbitrator had been appointed by agreement. 375

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the 376 arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at 377 the time when the arbitration proceedings are commenced. 378 (b} *This Agreement shall be governea by ana constrnea in accoraance with Title Q of the 379 Unitea States Coae ana the substantive law (not incluaing the choice of law rules) of the State 380 of New York ana any aispute arising out of or in connection with this Agreement shall be 381 referred to three (J} 13ersons at New York, one to be a1313ointea by each of the 13arties hereto, 382 ana the third by the two so chosen; their aecision or that of any two of them shall be final, ana 383 for the 13ur13oses of enforcing any aware, judgment may be enterea on an aware by any court of 384 com13etent jurisaiction. The woceedings shall be conducted in accordance with the rules of the 385 Society of Maritime Arbitrators, Inc. 386 In cases where neither the claim nor any counterclaim exceeas the sum of US$ 100,000 the 387 arbitration shall be conducted in accordance with the Shortenea Arbitration Proceaure of the 388 Society of Maritime Arbitrators, Inc. 389 (s}* This Agreement shall be governea by and construes in accordance with the laws of 390 (state 13lace) ana any ais13ute arising out of or in connection with this Agreement shall be 391 referrea to arbitration at (state 13lace),subject to the woceaures a1313licable there. 392 *16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of 393 deletions, alternative 16(a) shall apply. 394 17. Notices 395 All notices to be provided under this Agreement shall be in writing via broking channels. 396 Contact details for recipients of notices are as follows: 397 For the Buyers: 398 For the Sellers: 399 18. Entire Agreement 400 The written terms of this Agreement comprise the entire agreement between the Buyers and 401 the Sellers in relation to the sale and purchase of the Vessel and supersede all previous 402 agreements whether oral or written between the Parties in relation thereto. 403 Each of the Parties acknowledges that in entering into this Agreement it has not relied on and 404 shall have no right or remedy in respect of any statement, representation, assurance or 405 warranty (whether or not made negligently) other than as is expressly set out in this Agreement. 406 Any terms implied into this Agreement by any applicable statue or law are hereby excluded to 407 the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude 408 any liability for fraud. 409 IF THE VESSEL GETS DRYDOCKED PRIOR TO DELIVERY TO THE BUYERS THEN ALL COSTS INVOLVED WILL BE SPLIT 50-50 BETWEEN SELLERS AND BUYERS. For and on behalf of the Sellers ~ Name: “:f N /,0 (‘fMcA.. M.Ort.tro- Sou. )1’re Title: Title: ll-or

Norwegian Sh1pbr0kers’ Associat,on’s Memorandum of Agreement for sale and purchase of ships Adopted by BIMCO in 1956 MEMORANDUM OF AGREEMENT Code-flame SALEFORM 2012 Revised 1966, 1983 and 1986/87 1993 and 2012 Dated: 15th december 2025 Viking Liquid Investments Inc. of Marshall Islands hereinafter called the “Sellers”, have agreed to sell, and 2 RIDER Petroleum Products Inc. of Liberia hereinafter called the “Buyers”, have agreed to buy: 3 Name of vessel: CLEAN RAIDER 4 IMO Number: 9425318 5 Classification Society: Lloyd’s Register 6 Class Notation: ~100A1 Double Hull Oil and Chemical Tanker, Ship Type 2 and 3, CSR, ESP, LI 7 ~LMC, BWTS*, IGS, UMS Year of Build: 2010 Builder/Yard: SLS Shipbuilding Co Ltd 8 Flag: Liberia Place of Registration: Monrovia GT/NT: 29563/13732 9 hereinafter called the “Vessel”, on the following terms and conditions: 10 Definitions 11 “Banking Days” are days on which banks are open both in the country of the currency stipulated for 12 the Purchase Price in Clause 1(Purchase Price) and in the place of closing stipulated in Clause 8 13 (Documentation) [and (add additional jurisdictions as appropriate)). 14 “Buyers’ Nominated Flag State” means Marshall Islands (state flag state). 15 “Class” means the class notation referred to above. 16 “Classification Society” means the Society referred to above. 17 “Deposit” shall have the meaning given in Clause 2(Deposit) 18 “Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the 19 Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement. 20 “In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a 21 registered letter, e-mail or telefax. 22 “Parties” means the Sellers and the Buyers. 23 “Purchase Price” means the price for the Vessel as stated in Clause 1(Purchase Price). 24 “Sellers’ Account” means (state details of bank account) at the Sellers’ Bank. 25 “Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank 26 notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price. 27 1. Purchase Price 28 The Purchase Price is USO 20,650,000 M cash 29 2. Deposit 30 As secwFity foF the coFFect fwlfilment of this AgFeement the Bwyern shall lodge a deposit of 31% ( peF cent) or, if left lalank, 10% (ten per cent), of the Pmchase Price (the 32 “Deposit”) in an interest laearing iR sellen> RomiRated baRk accownt within three (3) 33 three (3J f-iv.e (-5) Banking Days after the date that 34

(i) ~~this Agreement has been signed by the Parties and exchanged in original or by e-mail or telefax; and~~

~~(ii) the Deposit Holder has confirmed in writing to the Parties that the account has been opened.~~

~~The Deposit shall be released in accordance with joint written instructions of the Parties. Interest, if any, shall be credited to the Buyers~~ ***Sellers***~~. Any fee charged for holding and releasing the Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder all necessary documentation to open and maintain the account without delay.~~

3. **Payment**
On delivery of the Vessel, but not later than ~~three (3)~~ ***one (1)*** Banking Days after the date that Notice of Readiness has been given in accordance with Clause 5 (Time and place of delivery and notices):

(i) ~~the Deposit shall be released to the Sellers; and~~

~~(ii)~~ the ~~balance of the~~ ***full*** Purchase Price and all other sums payable on delivery by the Buyers to the Sellers under this Agreement shall be paid in full free of bank charges to the Sellers' Account.

BUYERS OPTION TO PAY FOR THE VESSEL UP TO 1 YEAR LATEST AFTER THE MOA DATE

4. **Inspection**
The Buyers have the option to inspect the vessel.

~~(a)* The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in (*state place*) on (*state date*) and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~

~~The Buyers shall have the option to carry out superficial inspection of the Vessel, without opening up and without interference to Vessel schedule and to normal operation, prior to delivery of the Vessel. Should the Buyers choose to exercise such option then the Buyers shall arrange, at their own risk and expense, an inspection in the presence of a Class surveyor (the Class surveyor is only to act as a arbitrator in the event of a dispute between Buyers and Sellers).~~

~~If any damage is found to the Vessel which affects her class but does not require immediate repair and the Classification Society approves the Vessel to continue trading with these recommendations, the Sellers shall compensate to the Buyers all expenses to repair such damage to get class approval by deducting from the total amount to be paid by the Buyers to the Sellers in lieu of the Sellers repairing such damage base on an amount quoted by a first class repairer mutually agreed between the Sellers and the Buyers (such costs to exclude gassing up and gas freeing) and the Buyers are to take delivery of the Vessel as she is with such recommendations. If the Classification surveyor requires such damage to be repaired, then the Sellers shall repair such damage at their expense to the satisfaction of the Classification surveyor prior to delivery. In such event the Sellers are to pay also for the cost of the Inspector and Classification Society's attendance.~~

~~(b)* The Buyers shall have the right to inspect the Vessel's classification records and declare whether same are accepted or not within (*state date/period*).~~

~~The Sellers shall make the Vessel available for inspection at/in (*state place/range*) within (*state date/period*).~~

~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~

~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~

~~During the inspection, the Vessel's deck and engine log books shall be made available for examination by the Buyers.~~

~~The sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from the Buyers within seventy-two (72) hours after completion of such inspection or after the date/last day of the period stated in [Line 59], whichever is earlier.~~

2

Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of 69 the Vessel’s classification records and/or of the Vessel not be received by the Sellers as 70 aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the 71 Buyers, whereafter this Agreement shall be null and •;oid. 72 *lim_ and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, 73 alternative lifil to apply. 74 5. Time and place of delivery and notices 75 (a)The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or 76 anchorage at/in WW in the Sellers’ option. 77 Notice of Readiness shall not be tendered before: 1 APRIL 2026 in Sellers’ option 78 Cancelling Date (see Clauses 5(c). §...@l.ill, 6 (a) {iii}and .H): 20 SEPT 2026 in Buyers’ option 79 (b)The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall 80 provide the Buyers with twenty (2Q), fifteen (16), ten (10), seven (7), five (5) and three (3) days’ 81 approximate notice and two (2), one (1) days notice of the expected time date the Sellers intend to tender ~lotice of Readiness and of the intended place of delivery. 82 When the Vessel is at the place of delivery and physically ready for delivery in accordance with 83 this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery. 84 (c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the 85 Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing 86 stating the date when they anticipate that the Vessel will be ready for delivery and proposing a 87 new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of 88 either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) 89 Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. 90 If the Buyers have not declared their option within or:r· • three (3) Banking Days of receipt of the 91 Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ 92 notification shall be deemed to be the new Cancelling Date and shall be substituted for the 93 Cancelling Date stipulated in line 79. 94 If this Agreement is maintained with the new Cancelling Date all other terms and conditions 95 hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full 96 force and effect. 97 (d)Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely 98 without prejudice to any claim for damages the Buyers may ha•,e under Clause 14(Sellers_; 99 Default) for the Vessel not being ready by the original Cancelling Date. 100 (e)Should the Vessel become an actual, constructive or compromised total loss before delivery 101 the Deposit together with interest earned, if any, shall be released immediately to the Buyers 102 whereafter this Agreement shall be null and void. 103 6. Drydocking/Divers Inspection 104 (a)* 105 (i) The Buyers shall have the option at their cost and expense to arrange for an underwater 106 inspection by a diver approved by the Classification Society prior to the delivery of the 107 Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended 108 date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this 109 Agreement. The Sellers shall at their cost and expense make the Vessel available for 110 such inspection. This inspection shall be carried out without undue delay and in the 111 presence of a Classification Society surveyor arranged for by the Sellers and paid for by 112 the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s 113 inspection as observer only without interfering with the work or decisions of the 114 Classification Society surveyor. The extent of the inspection and the conditions under 115 which it is performed shall be to the satisfaction of the Classification Society. If the 116 conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at 117 their cost and expense make the Vessel available at a suitable alternative place near to 118 the delivery port, in which event the Cancelling Date shall be extended by the additional 119 time required for such positioning and the subsequent re-positioning. The Sellers may 120 not tender Notice of Readiness prior to completion of the underwater inspection. 121

(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are 122 found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless 123 repairs can be carried out afloat to the satisfaction of the Classification Society, the 124 Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by 125 the Classification Society of the Vessel’s underwater parts below the deepest load line, 126 the extent of the inspection being in accordance with the Classification Society’s rules (2) 127 such defects shall be made good by the Sellers at their cost and expense to the 128 satisfaction of the Classification Society without condition/recommendation** and (3) the 129 Sellers shall pay for the underwater inspection and the Classification Society’s 130 attendance. 131 Notwithstanding anything to the contrary in this Agreement, if the Classification Society 132 do not require the aforementioned defects to be rectified before the next class 133 drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects 134 against a deduction from the Purchase Price of the estimated direct cost (of labour and 135 materials) of carrying out the repairs to the satisfaction of the Classification Society, 136 whereafter the Buyers shall have no further rights whatsoever in respect of the defects 137 and/or repairs. The estimated direct cost ~1:-:,ar e.,:c 1,: ,,, g,,,, fret.,,.<! · ,. : ,, ost) of the 138 repairs shall be the average of quotes 139 for the repair work obtained from two reputable independent shipyards at or in the 140 vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) 141 Banking Days from the imposition of the condition/recommendation, unless the Parties 142 agree otherwise. Should either of the Parties fail to obtain such a quote within the 143 stipulated time then the quote duly obtained by the other Party shall be the sole basis 144 for the estimate of the direct repair costs. The Sellers may not tender Notice of 145 Readiness prior to such estimate having been established. (iii) If the Vessel is to be drydocked pursuant to Clause §@l@ and no suitable dry-docking 146 facilities are available at the port of delivery, the Sellers shall take the Vessel to a port 147 where suitable drydocking facilities are available, whether within or outside the delivery 148 range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the 149 Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose 150 of this Clause, become the new port of delivery. In such event the Cancelling Date shall 151 be extended by the additional time required for the drydocking and extra steaming, but 152 limited to a maximum of t.’,c: ;; • . , • :25J fe1:1rteen (14) days. 153 (b) *The Sellers shall place tho Vessel in drydock at tho port of doli¥ery fer inspection by tho 154 Classification Society of tho Vessel’s 1:1ndorwater parts below the deepest load lino, tho oidont 155 of tho inspection being in accordance with tho Classification Society’s wlos. If tho r1:1dder, 156 propeller, bottom or other 1:1nde1water parts below the deepest load line are fe1:1nd broken, 157 damaged or defecti¥o so as to affect the Vessel’s class, s1:1ch defects shall be made good at the 158 Sollers’ cost and eiEpenso to tho satisfaction of tho Classification Society witho1:1t 159 condition/recommendation*. In s1:1ch e1 ,ont tho Sellers are also to pay for tho costs and 160 oiEponsos in connection with p1:1tting tho Vessel in and taking her 01:1t of drydock, incl1:1ding tho 161 drydock d1:1es and tho Classification Society’s fees. The Sollors shall also pay for these costs 162 and eiEpenses if parts of the tailshaft system are condemned or fo1,1nd defecti¥eor broken so as 163 to affect the Vessel’s class. In all other cases, the B1:1yers shall pay tho aforesaid costs 164 and eiEpensos, d1:1es and fees 165 (c) If the Vessel is drydocked p1:1rs1,1ant to Cla1:1se e fa) fii) or~abo¥e 166 fij the Classification Society may reci1:1ire smvey of the tailshaft system, the eiEtent of the 167 s1:1rvey being to the satisfaction of the Classification s1:1rveyor. If s1:1ch s1:1rvey is 168 not reci1,1ired by the Classification Society, the B1,1yers shall have the right to reci1:1ire the tailshaft 169 to be drawn and s1,1rveyod by the Classification Society, the eiEtont of the s1:1rvey being in 170 accordance with the Classification Society’s rnles for tailshaft s1,1rvey and 171 consistent with the cmrent stage of the Vessel’s s1:1rvey cycle. The B1:1yers shall declare 172 whether they reci1,1ire the tailshaft to be drawn and swveyed not later than by the 173 completion of the inspection by the Classification Society. Tho srawing ans refitting of 174 tho tailshaft shall be arranged by tho Sollors. Sho1,1ld any parts of the tailshaft system be 175 consomned or fo1:1ns sofectivo so as to affect the Vessel’s class, those parts shall be 176 ronewes or maso goos at tho Sollors’ oiEpense to the satisfaction of the 177 Classification Society witho1:1t consition/recommensation**. 178

fiB The costs and m<penses relating to the survey of the tailshaft system shall be borne by the 179 Buyers unless the Classification Society requires such survey to be carried out or if parts of the 180 system are condemned or found defoctive or broken so as to effoct the Vessel’s class, in which 181 case the Sellers shall pay these costs and elCpenses. 182 fill-} The Buyers’ representative(s) shall have the right to be present in the drydock, as 183 observers only without interforing with the work or decisions of the Classification Society 184 surveyor. 185 {iv} The Buyers shall ha•,e the right to have the underwater parts of the Vessel cleaned 186 and painted at their risk, cost and el<pense without interforing with the Sellers’ or the 187 Classification Society surveyor’s work, if any, and without affecting the Vessel’s timely 188 delivery. If, however, the Buyers’ work in drydock is still in progress when the 189 Sellers hai.•e completed the work which the Sellers are required to do, the additional 190 docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and 191 el<pense. In the event that the Buyers’ workrequires such additional time, the Sellers 192 may upon completion of the Sellers’ work tender t>lotice of Readiness for delivery whilst 193 the Vessel is still in drydock and, notwithstanding Clause Q(fil, the Buyers shall be 194 obliged to take delivery in accordance with Clause 3 (Payment), whether the Vessel is in 195 drydock or not. 196 *6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence ofdeletions, 197 alternative 6 a) to apply. 198 **Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification 199 Society without condition/recommendation are not to be taken into account 200 7. Spares, bunkers and other items 201 The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board, 202 aM on shore and on order. All spare parts as per GJass n,quiremeRt 3nd spare equipment including spare 203 tail-end shaft(s) and/or pare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of 204 inspection used or unused, whether on board or not shall become the Buyers’ property, but spares on 205 order are elCcluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers 206 are not required to replace spare parts including spare tail-end shaft(s) and spare 207 propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to 208 delivery, but the replaced items shall be the property of the Buyers. Unused stores and 209 provisions shall be included in the sale and be taken over by the Buyers without extra payment. 21 O Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s 211 personal belongings including the slop chest are excluded from the sale without compensation, 212 as well as the following additional items: (include list) 213 Items on board which are on hire or owned by third parties, listed as follows, are excluded from 214 the sale without compensation: (include list) 215 Items on board at the time of inspection which are on hire or owned by third parties, not listed 216 above, shall be replaced by the Sellers prior to delivery at their cost and expense. 217 The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and 218 greases in storage tanks and unopened drums and pay for either: 219 (a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or 220 (b) *the current net market price (el<cluding barging elCpenses) at the port and date of deli•,ery 221 of the \tassel or, if unavailable, at the nearest bunkering port, 222 for the quantities taken over. 223 Payment under this Clause shall be made at the same time and place and in the same 224 currency as the Purchase Price. 225 “inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) 226 (Inspection), if applicable. If the Vessel is taken over without inspection, the date of this 227 Agreement shall be the relevant date. 228 *(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions 229 alternative (a) shall apply. 230

8. Documentation 231 The place of closing: to be mutually agreed 232 In exchange of payment and delivery of the Vessel, the Buyers and the Sellers are to provide each other with their respective delivery documentation. Buyers and Sellers shall mutually advise their requirements and the same to be incorporated as an Addendum to this Agreement. Signing of such Addendum shall by no means delay signature of this Agreement by both parties. (a) In exchange for payment of tho Purchase Price tho Sollors shall provide tho Buyers with tho following delivery documents: {ij Legal Bill(s) of Salo in a form recordable in tho Buyers’ Nominated Flag Stale, transferring lillo of tho Vessel and staling lhal tho Vessel is free from all mortgages, encumbrances and maritime liens or any other debts whatsoever, duly notarially attested and legalised or apostilled, as required by tho Buyers’ Nominated Flag Stale; W E>lidence that all necessary corporate, shareholder and other action has been taken by 2W the Sellers to authorise the Ol<oculion, delivery and performance of this Agreement; 24G fill} Power of Attorney of tho Sellers appointing one or more representatives lo act on behalf 244 of tho Sellers in tho performance of this Agreement, duly notarially attested and legalised 242 or apostilled (as appropriate); 243 fw) Certificate or Transcript of Registry issued by the competent authorities of the flag state 244 on tho date of delivery evidencing the Sellers’ ownership of the Vessel and that tho 24a Vessel is free from registered encumbrances and mortgages, to be fal<ed or e mailed by 24e such authority to the closing meeting with the original to be sent to the Buyers as soon as 24+ possible after delivery of the Vessel. 248 M Declaration of Class or (depending on the Classification Society) a Class Maintenance 249 Certificate issued within three (a) Banking Days prior to deli•;ery confirming that the 2W Vessel is in Class free of conditiontrecommendalion. 2M {vij Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion appropriate lo the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith and provide a certificate or other official ei,•idence of deletion to the Buyers promptly and latest within four (4) weeks after the Purchase Price has been paid and the Vessel has been delivered. fv+ij A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the 2W Vessel ceased to be registered with the Vessel’s registry, or, in the e•;ent that the registry 200 does not as a matter of practice issue such certificate immediately, a written undertaking 264 from the Sellers lo provide the copy of this certificate promptly upon ii being issued 262 together with evidence of submission by the Sollers of a duly ol<ecuted Form 2 staling 263 the dale on which tho Vessel shall cease lo be registered with the Vessel’s registry. 2e4 fvm Commercial Invoice for the Vessel; ~ Commercial lnvoice(s) for bunkers, lubricating and hydraulic oils and greases; 266 W A copy of the Sellers’ letter lo their satellite communication provider cancelling the 297 Vessel’s communications contract which is lo be sent immediately after delivery of the 298 Vessel ; 2e9 M Any such additional documents as may reasonably be required by the competent 2-70 authorities of the Buyers’ Nominated Flag Slate for the purpose of registering the Vessel, 2-74 pro¥ided the Buyers notify the Sellers of any such documents as soon as possible after the date of 2=+J this .t\gFeement; and {xH} The SelleFS’ letteF of sonfiFmation that to the best of theiF knowledge, the Vessel is not 274 blask listed by any nation OF inlemalional OFganisation. 275 (b) .<\I the lime of delivery tho BuyeFs shall pmvide the SolleFS with: 276 {ij Evidense that all nesessar:y soFporate, shmeholdeF and otheF astion has been taken by 277 the BuyeFs to authOFise the e*esution, doliver:y and peFfOFmanse of this .t\gFeement; and 278 {ii} PoweF of Attomoy of tho BuyoFs appointing one OF moFe Fepmsentati~‘es to ast on behalf 279 of the BuyoFs in the perfoFmanse of lhis ,A,gFOement, duly notaFially attested and legalised 280 OF aposlilled (as appFOpFiate). 281 (c) If any of the documents listed in Sub slauses (a) and (b) the Addendum as above are not in the English 282 language they shall be accompanied by an English translation by an authorised translator or 283 certified by a lawyer qualified to practice in the country of the translated language. 284 (d) The Parties shall to the extent possible exchange copies, drafts or samples of the 285 documents listed in Sub slause (a) and Sub slause (b) the Addendum as above for review and comment by 286 the other party not later than (state number of days),or if left blank, nine (9) days prior to 287 the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to 288 Clause 5(b) of this Agreement. 289 (e) Concurrent with the exchange of documents in Sub slauses (a) and (b) the Addendum as above, 290 the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans, 291 drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other 292 certificates which are on board the Vessel shall also be handed over to the Buyers unless the 293 Sellers are required to retain same, in which case the Buyers to have the right to take copies. 294 (f) Other technical documentation which may be in the Sellers’ possession shall promptly after 295 delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep 296 the Vessel’s log books but the Buyers to have the right to take copies of same. 297 (g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance 298 confirming the date and time of delivery of the Vessel from the Sellers to the Buyers. 299 9. Encumbrances 300 The Sellers warrant that the Vessel, at the time of delivery, is free from,encumbrances, mortgages and 301 maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred 302 prior to the time of delivery. 303 304 305 10. Taxes, fees and expenses 306 Any taxes, fees and expenses in connection with the purchase and registration in the Buyers’ 307 Nominated Flag State shall be for the Buyers’ account, whereas similar charges in connection 308 with the closing of the Sellers’ register shall be for the Sellers’ account. 309 11. Condition on delivery 310 The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 311 delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be 312 delivered and taken over, otherwise in the same condition as she was at the time of inspection, fair wear 313 and tear excepted. However, the Vessel shall be delivered free of cargo and free of stowaways with her Class 314 maintained without condition/recommendation*, free of average damage af:festing the Vessel’s 315 slass, and with hoF slassifisation sertifisates and national sertifisates, as well as all otheF 316 sertifisates the Vessel had at the lime of inspestien, valid without 317 sondition.’Fesommendalion* by the Classifisation Sosiety or the relevant authorities at the time 318 of deli•,er:y. 319 “Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or 320 4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this 321 Agreement shall be the relevant date. 322

*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification 323 Society without condition/recommendation are not to be taken into account. 324 12. Name/markings 325 Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel 326 markings. 327 13. Buyers’ default 328 329 330 331 Should the Purchase Price not be paid in accordance with Clause 3(Payment), the Sellers 332 have the right to cancel this Agreement, in which case the Deposit together with interest 333 earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the 334 Sellers shall be entitled to claim further compensation for their losses and for all expenses 335 incurred together with interest. 336 14. Sellers’ default 337 Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be 338 ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the 339 option of cancelling this Agreement. If after Notice of Readiness has been given but before 340 the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not 341 made physically ready again by the Cancelling Date and new Notice of Readiness given, the 342 Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this 343 Agreement the Deposit together with interest earned, if any, shall be released to them 344 immediately. 345 Should the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to 346 validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers 347 for their p· ‘Jve•t loss and for all pr .•’1 expenses together with interest if their failure is due to proven 348 negligence and whether or not the Buyers cancel this Agreement. 349 15. Buyers’ representatives 350 After this Agreement has been signed by the Parties and the Deposit has been lodged, the 351 Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and 352 Expense for a maximum of ten (10 Udays and will pay USD 25 each for every day onboard.. 353 These representatives are on board for the purpose of familiarisation and in the capacity of 354 observers only, and they shall not interfere in any respect with the operation of the Vessel. The 355 Buyers and the Buyers’ representatives shall sign the Sellers’ P&I Club’s standard letter of 356 indemnity prior to their embarkation. 357 16. Law and Arbitration 358 (a) *This Agreement shall be governed by and construed in accordance with English law and 359 any dispute arising out of or in connection with this Agreement shall be referred to arbitration in 360 London in accordance with the Arbitration Act 1996 or any statutory modification or re- 361 enactment thereof save to the extent necessary to give effect to the provisions of this Clause. 362 The arbitration shall be conducted in accordance with the London Maritime Arbitrators 363 Association (LMAA) Terms current at the time when the arbitration proceedings are 364 commenced. 365 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall 366 appoint its arbitrator and send notice of such appointment in writing to the other party requiring 367 the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and 368 stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own 369 arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the 370 other party does not appoint its own arbitrator and give notice that it has done so within the 371 fourteen (14) days specified, the party referring a dispute to arbitration may, without the 372 requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator 373 and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on 374 both Parties as if the sole arbitrator had been appointed by agreement. 375

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the 376 arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at 377 the time when the arbitration proceedings are commenced. 378 (b) *This Agreement shall be go•1ernee by ane construes in accoreance with Title Q of the 379 Unites States Coee ane the substanti•1e law (not inclueing the choice of law rules) of the State 380 of New York ane any eisf)ute arising out of or in connection with this Agreement shall be 381 referree to three (J) flersons at New York, one to be aflfl0intee by each of the f)arties hereto, 382 ane the thire by the t\\lo so chosen; their eecision or that of any two of them shall be final, ane 383 for the f1Urf1oses of enforcing any aware, juegment may be enteree on an aware by any court of 384 comf)etent juriseiction. The woceeeings shall be coneuctee in accoreance with the rules of the 385 Society of Maritime Arbitrators, Inc. 386 In cases where neither the claim nor any counterclaim eimeees the sum of US$ 100,000 the 387 arbitration shall be coneuctee in accoreance with the Shortenee Arbitration Proceeuro of the 388 Society of Maritime Arbitrators, Inc. 389 (c)* This Agreement shall be go¥ernee by ane construes in accoreance with the laws of 390 (stale fllace) ane any eisf)ute arising out of or in connection with this Agreement shall be 391 referree to arbitration at (state fllace),subject to the flFOCeeures af)fllicable there. 392 *16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of 393 deletions, alternative 16(a) shall apply. 394 17. Notices 395 All notices to be provided under this Agreement shall be in writing via broking channels. 396 Contact details for recipients of notices are as follows: 397 For the Buyers: 398 For the Sellers: 399 18. Entire Agreement 400 The written terms of this Agreement comprise the entire agreement between the Buyers and 401 the Sellers in relation to the sale and purchase of the Vessel and supersede all previous 402 agreements whether oral or written between the Parties in relation thereto. 403 Each of the Parties acknowledges that in entering into this Agreement it has not relied on and 404 shall have no right or remedy in respect of any statement, representation, assurance or 405 warranty (whether or not made negligently) other than as is expressly set out in this Agreement. 406 Any terms implied into this Agreement by any applicable statue or law are hereby excluded to 407 the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude 408 any liability for fraud. 409 IF THE VESSEL GETS DRYDOCKED PRIOR TO DELIVERY TO THE BUYERS THEN ALL COSTS INVOLVED WILL BE SPLIT 50-50 ‘EEN SELLERS AND BUYERS. Nam Name: Title: Title:

Norwegian Shipbrokers Assoclat,oo’s Memorandum of Agreement for sale and purchase of ships. Adopted by BIMCO in 1956. MEMORANDUM OF AGREEM ENT Code-name SALEFORM 2012 Revised 1966, 1983 and 1986187 1993 and 2012 Dated: 15th december 2025 Grain Monarch Overseas Inc. of the Marshall Islands hereinafter called the “Sellers”, have agreed to sell, and 2 Panacea Potions Inc. of Liberia hereinafter called the “Buyers”, have agreed to buy: 3 Name of vessel: ECO ELIXIR 4 IMO Number: 9750000 5 Classification Society: ABS 6 Class Notation: ~A1 , ESDC, ©,~ AMS, CPS 7 Year of Build: 2016 Builder/Yard: Namura Shipbuilding Co., Ltd. 8 Flag: Liberia Place of Registration: Monrovia GT/NT: 21521/11282 9 hereinafter called the “Vessel”, on the following terms and conditions: 10 Definitions 11 “Banking Days” are days on which banks are open both in the country of the currency stipulated for 12 the Purchase Price in Clause 1(Purchase Price) and in the place of closing stipulated in Clause 8 13 (Documentation) [and (add additional jurisdictions as appropriate)). 14 “Buyers’ Nominated Flag State” means Marshall Islands (state flag state). 15 “Class” means the class notation referred to above. 16 “Classification Society” means the Society referred to above. 17 “Deposit” shall have the meaning given in Clause 2(Deposit) 18 “Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the 19 Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement. 20 “In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a 21 registered letter, e-mail or telefax. 22 “Parties” means the Sellers and the Buyers. 23 “Purchase Price” means the price for the Vessel as stated in Clause 1(Purchase Price). 24 “Sellers’ Account” means (state details of bank account) at the Sellers’ Bank. 25 “Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank 26 notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price. 27 1. Purchase Price 28 The Purchase Price is USD 19, 120,000 cash 29 2. Deposit 30 As sesurity for the oorrest fulfilment of this Agreement the Buyers shall lodge a deposit of 31% ( per sent) or, if left elank, 10% (ten per sent), of the Purshase Prise (the 32 “Deposif’) in an interest searing iR sellers RomiRaied baRk assount within three (J) 33 t~3)fiv-e (§) Banking Days after the date that: 34

(i) ~~this Agreement has been signed by the Parties and exchanged in original or by e-mail or telefax; and~~

~~(ii) the Deposit Holder has confirmed in writing to the Parties that the account has been opened.~~

~~The Deposit shall be released in accordance with joint written instructions of the Parties. Interest, if any, shall be credited to the Buyers~~ ***~~Sellers~~***~~. Any fee charged for holding and releasing the Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder all necessary documentation to open and maintain the account without delay.~~

3. **Payment**
On delivery of the Vessel, but not later than ~~three (3)~~ ***one (1)*** Banking Days after the date that Notice of Readiness has been given in accordance with Clause 5 (Time and place of delivery and notices):

(i) ~~the Deposit shall be released to the Sellers; and~~

~~(ii)~~ the ~~balance of the~~ ***full*** Purchase Price and all other sums payable on delivery by the Buyers to the Sellers under this Agreement shall be paid in full free of bank charges to the Sellers' Account.

BUYERS OPTION TO PAY FOR THE VESSEL UP TO 1 YEAR LATEST AFTER THE MOA DATE

4. **Inspection**
The Buyers have the option to inspect the vessel.
~~(a)* The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in (*state place*) on (*state date*) and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~

~~The Buyers shall have the option to carry out superficial inspection of the Vessel, without opening up and without interference to Vessel schedule and to normal operation, prior to delivery of the Vessel. Should the Buyers choose to exercise such option then the Buyers shall arrange, at their own risk and expense. an inspection in the presence of a Class surveyor (the Class surveyor is only to act as a arbitrator in the event of a dispute between Buyers and Sellers).~~

~~If any damage is found to the Vessel which affects her class but does not require immediate repair and the Classification Society approves the Vessel to continue trading with these recommendations, the Sellers shall compensate to the Buyers all expenses to repair such damage to get class approval by deducting from the total amount to be paid by the Buyers to the Sellers in lieu of the Sellers repairing such damage base on an amount quoted by a first class repairer mutually agreed between the Sellers and the Buyers (such costs to exclude gassing up and gas freeing) and the Buyers are to take delivery of the Vessel as she is with such recommendations. If the Classification surveyor requires such damage to be repaired, then the Sellers shall repair such damage at their expense to the satisfaction of the Classification surveyor prior to delivery. In such event the Sellers are to pay also for the cost of the Inspector and Classification Society's attendance.~~

~~(b)* The Buyers shall have the right to inspect the Vessel's classification records and declare whether same are accepted or not within (*state date/period*).~~

~~The Sellers shall make the Vessel available for inspection at/in (*state place/range*) within (*state date/period*).~~

~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~

~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~

~~During the inspection, the Vessel's deck and engine log books shall be made available for examination by the Buyers.~~

~~The sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from the Buyers within seventy-two (72) hours after completion of such inspection or after the date/last day of the period stated in [Line 59], whichever is earlier.~~

2

Should the Buyers fail to undertake the inspection as scheduled andlor notice of acceptance of 69 the Vessel’s classif.ication records and/or of the Vessel not be received by the Sellers as 70 aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the 71 Buyers, whereafter this Agreement shall be null and void. 72 •~and 4(b) are altematives; delete whichever is not applicable. In the absence of deletions, 73 altemative ~to apply. 74 5. Time and place of delivery and notices 75 (a)The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or 76 anchorage at/in WW in the Sellers’ option. 77 Notice of Readiness shall not be tendered before: 1 APRIL 2026 in Sellers’ option 78 Cancelling Date (see Clauses 5(c). §_(filffi, 6 (a) (iii)and H): 20 SEPT 2026 in Buyers’ option 79 (b)The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall 80 provide the Buyers with twenty (2Q), fitteeR (15), ten (10), seven (7), five (5) and three (3) days’ 81 approximate notice and twe (2), one (1) days notice of the expected time date the Sellers intend to tender Notice of Readiness and of the intended place of delivery. 82 When the Vessel is at the place of delivery and physically ready for delivery in accordance with 83 this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery. 84 (c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the 85 Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing 86 stating the date when they anticipate that the Vessel will be ready for delivery and proposing a 87 new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of 88 either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) 89 Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. 90 If the Buyers have not declared their option within on,· ( I three (3) Banking Days of receipt of the 91 Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ 92 notification shall be deemed to be the new Cancelling Date and shall be substituted for the 93 Cancelling Date stipulated in line 79. 94 If this Agreement is maintained with the new Cancelling Date all other terms and conditions 95 hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full 96 fo~a~e~ci. ITT {d)Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely 98 without prejudice to any claim for damages the Buyers may ha•.ie under Clause 14 (Sellers’ 99 Default) for the Vessel not being ready by the original Cancelling Date. 100 (e)Should the Vessel become an actual, constructive or compromised total loss before delivery 101 the Deposit together with interest earned, if any, shall be released immediately to the Buyers 102 whereafter this Agreement shall be null and void. 103 6. Drydocking/Divers Inspection 104 (a)* 105 (i) The Buyers shall have the option at their cost and expense to arrange for an underwater 106 inspection by a diver approved by the Classification Society prior to the delivery of the 107 Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended 108 date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this 109 Agreement. The Sellers shall at their cost and expense make the Vessel available for 110 such inspection. This inspection shall be carried out without undue delay and in the 111 presence of a Classification Society surveyor arranged for by the Sellers and paid for by 112 the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s 113 inspection as observer only without interfering with the work or decisions of the 114 Classification Society surveyor. The extent of the inspection and the conditions under 115 which it is performed shall be to the satisfaction of the Classification Society. If the 116 conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at 117 their cost and expense make the Vessel available at a suitable alternative place near to 118 the delivery port, in which event the Cancelling Date shall be extended by the additional 119 time required for such positioning and the subsequent re-positioning. The Sellers may 120 not tender Notice of Readiness prior to completion of the underwater inspection. 121

(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are 122 found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless 123 repairs can be carried out afloat to the satisfaction of the Classification Society, the 124 Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by 125 the Classification Society of the Vessel’s underwater parts below the deepest load line, 126 the extent of the inspection being in accordance with the Classification Society’s rules (2) 127 such defects shall be made good by the Sellers at their cost and expense to the 128 satisfaction of the Classification Society without condition/recommendation** and (3) the 129 Sellers shall pay for the underwater inspection and the Classification Society’s 130 attendance. 131 Notwithstanding anything to the contrary in this Agreement, if the Classification Society 132 do not require the aforementioned defects to be rectified before the next class 133 drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects 134 against a deduction from the Purchase Price of the estimated direct cost (of labour and 135 materials) of carrying out the repairs to the satisfaction of the Classification Society, 136 whereafter the Buyers shall have no further rights whatsoever in respect of the defects 137 and/or repairs. The estimated direct cost 11lw 1y r. , g gd’, fr•ic i· . _J ,·,; J ,i Mst) of the 138 repairs shall be the average of quotes 139 for the repair work obtained from two reputable independent shipyards at or in the 140 vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) 141 Banking Days from the imposition of the condition/recommendation, unless the Parties 142 agree otherwise. Should either of the Parties fail to obtain such a quote within the 143 stipulated time then the quote duly obtained by the other Party shall be the sole basis 144 for the estimate of the direct repair costs. The Sellers may not tender Notice of 145 Readiness prior to such estimate having been established. (iii) If the Vessel is to be drydocked pursuant to Clause 6(a){ii) and no suitable dry-docking 146 facilities are available at the port of delivery, the Sellers shall take the Vessel to a port 147 where suitable drydocking facilities are available, whether within or outside the delivery 148 range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the 149 Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose 150 of this Clause, become the new port of delivery. In such event the Cancelling Date shall 151 be extended by the additional time required for the drydocking and extra steaming, but 152 limited to a maximum of t,·.•· ‘y ‘ ct· (25) foyrteen (14) days. 153 (b) *The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the 154 Classification Society of the \tassel’s Ynderwater parts below the deepest load line, the extent 155 of the inspection being in accordance with the Classification Society’s mies. If the rYdder, 156 propeller, bottom or other Yndorwator parts below the deepest load line are foynd broken, 157 damaged or dofecti~•e so as to affect the Vessel’s class, sYch defects shall be made good at the 158 Sellers’ cost and expense to the satisfaction of tho Classification Society withoyt 159 conditiontrecommendation*. In sYch event the Sollers are also to pay for the costs and 160 expenses in c.onnection with pYtting the Vessel in and taking her oYt of drydock, inclYding the 161 drydock dyes and the Classification Society’s fees. The Sellers shall also pay for these costs 162 and expenses if parts of tho tailshaft system are condemned or foynd dofectivoor broken so as 163 to affect the Vessel’s class. In all other cases, tho BYyors shall pay tho aforesaid costs 164 and expenses, dYes and fees 165 (6) If tho Vessel is drydockod pYrsYant to ClaYso 6 (a) (ii) or~above 166 ti} tho Classification Society may roqYiro smvoy of the tailshaft system, tho extent of the 167 smvoy being to the satisfaction of the Classification sYrvoyor. If sYch syrvoy is 168 not roqYirod by the Classification Society, the BYyors shall ha•.•o the right to roqYire tho tailshaft 169 to be drawn and syrvoyod by the Classification Society, the extent of tho sYrvey being in 170 accordance with tho Classification Society’s FYies for tailshaft syrvey and 171 consistent with tho cYrront stage of tho Vessel’s SYF\•ey cycle. Tho BYyers shall declare 172 whether they roqYiro tho tailshaft to be drawn and syrvoyod not later than by the 173 completion of tho inspection by tho Classification Society. Tho drawing and refitting of 174 tho tailshaft shall be arranged by tho Sollers. Shoyld any parts of tho tailshaft system be 175 condemned or foynd defective so as to affect the Vessel’s class, those parts shall be 176 renewed or made good at tho Sollers’ expense to tho satisfaction of tho 177 Classification Society withoyt condition/recommendation**. 178

W The costs ans expenses relating to the survey of the tailshaft system shall be borne by the 179 Buyers unless the Classification Society requires such survey to be carries out or if parts of the 180 system are conaemnea or founa aefoctive or broken so as to effect the Vessel’s class, in which 181 case the Sellers shall pay these costs ans expenses. 182 (ill} The Buyers’ representative(s) shall have the right to be present in the aryaock, as 183 observers only without interforing with the work or aecisions of the Classification Society 184 surveyor. 185 fiv-} The Buyers shall have the right to hai.•e the unaerwater parts of the Vessel cleanea 186 ans paintea at their risk, cost ans expense without interforing with the Sellers’ or the 187 Classification Society surveyor’s work, if any, ans without affecting the Vessel’s timely 188 aelivery. If, howe•,er, the Buyers’ work in drydock is still in progress when the 189 Sellers have completes the work which the Sellers are requires to so, the aaaitional 190 socking time neeaea to complete the Buyers’ work shall be for the Buyers’ risk, cost and 191 expense. In the event that the Buyers’ workrequires such aaaitional time, the Sellers 192 may upon completion of the Sellers’ work tenser Notice of Reaainess for deli•,ery whilst 193 the Vessel is still in aryaock ans, notwithstanaing Clause Qffil, the Buyers shall be 194 obliges to take aelivery in accoraance with Clause a (Payment), whether the Vessel is in 195 aryaock or not. 196 *6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions, 197 alternative 6 a) to apply. 198 **Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification 199 Society without condition/recommendation are not to be taken into account 200 7. Spares, bunkers and other items 201 The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board, 202 afltl on shore and on order. All spare parts as per Glass requiremeRt and spare equipment including spare 203 tail-end shaft(s) and/or pare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of 204 inspection used or unused, whether on board or not shall become the Buyers’ property, but spares on 205 oraer are excluaea. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers 206 are not required to replace spare parts including spare tail-end shaft(s) and spare 207 propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to 208 delivery, but the replaced items shall be the property of the Buyers. Unused stores and 209 provisions shall be included in the sale and be taken over by the Buyers without extra payment. 210 Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s 211 personal belongings including the slop chest are excluded from the sale without compensation, 212 as well as the following additional items: (include list) 213 Items on board which are on hire or owned by third parties, listed as follows, are excluded from 214 the sale without compensation: (include list) 215 Items on board at the time of inspection which are on hire or owned by third parties, not listed 216 above, shall be replaced by the Sellers prior to delivery at their cost and expense. 217 The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and 218 greases in storage tanks and unopened drums and pay for either: 219 (a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or 220 (b) *the current net market price (excluaing barging expenses) at the port ans sate of aelivery 221 of the Vessel or, if unavailable, at the nearest bunkering port, 222 for the quantities taken over. 223 Payment under this Clause shall be made at the same time and place and in the same 224 currency as the Purchase Price. 225 “inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) 226 (Inspection), if applicable. If the Vessel is taken over without inspection, the date of this 227 Agreement shall be the relevant date. 228 *(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions 229 alternative (a) shall apply. 230

8. Documentation 231 The place of closing: to be mutually agreed 232 In exchange of payment and delivery of the Vessel, the Buyers and the Sellers are to provide each other with their respective delivery documentation. Buyers and Sellers shall mutually advise their requirements and the same to be incorporated as an Addendum to this Agreement. Signing ofsuch Addendum shall by no means delay signature of this Agreement by both parties. {a) In exchange for f)ayment of the Purchase Price the Sellers shall f)re’lide the Buyers with the following eeli•,ery eocuments: fij Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated flag State, ™ transferring title of the Vessel and stating that the Vessel is free from all mortgages, ~ encumbrances and maritime liens er any other debts whatsoe•,er, duly notarially attested ~ and legalised or af)oslilled, as required by the Buyers’ Nominated flag State; 2J8 {ii} Evieence that all necessary corf)orate, shareholder and other action has been taken by ~ the Sellers to authorise the execution, delivery and f)erformance of this Agreement; 240 fiiij Power of Attorney of the Sellers af)f)Ointing one or more ref)resentati’les to act on behalf ~ of the Sellers in the f)erformance of this Agreement, duly notarially attested and legalised ~ or af)ostilled (as af)f)Fef)riate); ;MJ fi¥} Certificate or Transcrif)t of Registry issued by the comf)etent authorities of the flag state 244 on the date of delivery e•,•idencing the Sellers’ ownershif) of the Vessel and that the ~ Vessel is free frem registered encumbrances and mortgages, to be faxed ore mailed by 249 such authority to the closing meeting with the original to be sent to the Buyers as soon as 247 f)Ossible after delivery of the Vessel. ~ M Declaration of Class or (def)ending on the Classification Society) a Class Maintenance ~ Certificate issued within three (3) Banking Days f)rior to deli’lery confirming that the ~ Vessel is in Class free of condition/recommendation. ~ {vij Certificate of Deletion of the Vessel from the Vessel’s registry or other official e’lidence of ~ eeletion af)propriate to the Vessel’s registry at the time of delivery, or, in the event that ~ the registry does not as a matter of practice issue such eocumentation immeeiately, a ~ written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith ~ and provide a certificate or other official evidence of deletion to the Buyers promptly and ~ latest within four (4) weeks after the Purchase Price has been paid and the Vessel has 2&7 been delivered. 2a8 {“4ij A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the 2a9 Vessel ceased to be registered with the Vessel’s registry, or, in the event that the registry ~ does not as a matter of practice issue such certificate immediately, a written undertaking ~ from the Sellers to provide the copy of this certificate promptly upon it being issued ~ together with e’lidence of submission by the Sellers of a duly executed form 2 stating 26J the date on which the Vessel shall cease to be registered with the Vessel’s registry. ™ (¥ill Commercial ln•,oice for the Vessel; 28a ~ Commercial ln’loice(s) for bunkers, lubricating and hydraulic oils and greases; ~ ~ A copy of the Sellers’ letter to their satellite communication f)ro•,ider cancelling the 28+ Vessel’s communications contract which is to be sent immediately after deli’lel)’ of the 298 Vessel; 2W ~ Any such additional documents as may reasonably be required by the competent 2-70 authorities of the Buyers’ Nominated flag State for the purpose of registering the Vessel, ~ pro’lided the Buyers notify the Sellers of any such documents as soon as possible after the date of 272 this Agreement; and ~ The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not 274 black listed by any nation or international organisation. 275 (b) ,A.t the lime of deli•,ery the B1:1yeFS shall provide the SelleFS with: 276 fij E•,idence that all necessary corporate, shareholder and other action has been taken by 277 the B1:1yers to a1:1thorise the el<ec1:11ion, deli•,ery and perf-Ormance of this Agreement; and 278 Power of Attorney of the B1:1yers appointing one or more representatives to act on behalf 279 of the B1:1yers in the perf-Ormance of this Agreement, d1:1ly notarially attested and legalised 280 or apostilled (as appropriate). 281 (c) If any of the documents listed in S1:1b cla1:1ses (a) and (b) the Addendum as above are not in the English 282 language they shall be accompanied by an English translation by an authorised translator or 283 certified by a lawyer qualified to practice in the country of the translated language. 284 (d) The Parties shall to the extent possible exchange copies, drafts or samples of the 285 documents listed in S1:1b cla1:1se (a) and S1:1b cla1:1se (b) the Addendum as above for review and comment by 286 the other party not later than (state number of days),or if left blank, nine (9) days prior to 287 the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to 288 Clause 5(b) of this Agreement. 289 (e) Concurrent with the exchange of documents in S1:1b cla1:1ses (a) and (b) the Addendum as above, 290 the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans, 291 drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other 292 certificates which are on board the Vessel shall also be handed over to the Buyers unless the 293 Sellers are required to retain same, in which case the Buyers to have the right to take copies. 294 (f) Other technical documentation which may be in the Sellers’ possession shall promptly after 295 delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep 296 the Vessel’s log books but the Buyers to have the right to take copies of same. 297 (g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance 298 confirming the date and time of delivery of the Vessel from the Sellers to the Buyers. 299 9. Encumbrances 300 The Sellers warrant that the Vessel, at the time of delivery, is free from,encumbrances, mortgages and 301 maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred 302 prior to the time of delivery. 303 304 305 10. Taxes, fees and expenses 306 Any taxes, fees and expenses in connection with the purchase and registration in the Buyers’ 307 Nominated Flag State shall be for the Buyers’ account, whereas similar charges in connection 308 with the closing of the Sellers’ register shall be for the Sellers’ account. 309 11 . Condition on delivery 310 The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 311 delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be 312 delivered and taken over , otherwise in the same condition as she was at the time of inspection, fair wear 313 and tear excepted. However, the Vessel shall be delivered free of cargo and free of stowaways with her Class 314 maintained without condition/recommendation•, free of a•,erage damage affecting the Vessel’s 315 class, and with her classification certificates and national certificates, as well as all other 316 certificates the Vessel had at the time of inspection, valid witho1:1t 317 condition/recommendation• by the Classification Society or the relevant a1:1thorities at the time 318 of delivery. 319 “Inspection” in this Clause 11 , shall mean the Buyers’ inspection according to Clause 4(a) or 320 4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this 321 Agreement shall be the relevant date. 322

*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification 323 Society without condition/recommendation are not to be taken into account. 324 12. Name/markings 325 Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel 326 markings. 327 13. Buyers’ default 328 329 330 331 Should the Purchase Price not be paid in accordance with Clause 3(Payment), the Sellers 332 have the right to cancel this Agreement, in which case the Deposit together with interest 333 earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the 334 Sellers shall be entitled to claim further compensation for their losses and for all expenses 335 incurred together with interest. 336 14. Sellers’ default 337 Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be 338 ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the 339 option of cancelling this Agreement. If after Notice of Readiness has been given but before 340 the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not 341 made physically ready again by the Cancelling Date and new Notice of Readiness given, the 342 Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this 343 Agreement the Deposit together with interest earned, if any, shall be released to them 344 immediately. 345 Should the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to 346 validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers 347 for their , “., loss and for all v : ,en expenses together with interest if their failure is due to proven 348 negligence and whether or not the Buyers cancel this Agreement. 349 15. Buyers’ representatives 350 After this Agreement has been signed by the Parties and the Deposit has been lodged, the 351 Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and 352 Expense for a maximum of ten 11 O) 44-days and will pay USD 25 each for every day onboard.. 353 These representatives are on board for the purpose of familiarisation and in the capacity of 354 observers only, and they shall not interfere in any respect with the operation of the Vessel. The 355 Buyers and the Buyers’ representatives shall sign the Sellers’ P&I Club’s standard letter of 356 indemnity prior to their embarkation. 357 16. Law and Arbitration 358 (a) *This Agreement shall be governed by and construed in accordance with English law and 359 any dispute arising out of or in connection with this Agreement shall be referred to arbitration in 360 London in accordance with the Arbitration Act 1996 or any statutory modification or re- 361 enactment thereof save to the extent necessary to give effect to the provisions of this Clause. 362 The arbitration shall be conducted in accordance with the London Maritime Arbitrators 363 Association (LMAA) Terms current at the time when the arbitration proceedings are 364 commenced. 365 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall 366 appoint its arbitrator and send notice of such appointment in writing to the other party requiring 367 the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and 368 stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own 369 arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the 370 other party does not appoint its own arbitrator and give notice that it has done so within the 371 fourteen (14) days specified, the party referring a dispute to arbitration may, without the 372 requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator 373 and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on 374 both Parties as if the sole arbitrator had been appointed by agreement. 375

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the 376 arbitration shall be conducted in accordance with the LMM Small Claims Procedure current at 377 the time when the arbitration proceedings are commenced. 378 (b) *This Agreement shall be govorned by and construed in accordance with Title Q of the 379 United States Code and the substantive law (not including the choice of law rules) of the State 380 of New York and any dispute arising out of or in connection with this Agreement shall be 381 referred to three (3) persons at New York, one to be appointed by each of the parties hereto, 382 and the third by the two so chosen; their decision or that of any two of them shall be final, and 383 for the purposes of enforcing any award, judgment may be entered on an award by any court of 384 competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the 385 Society of Maritime Arbitrators, Inc. 386 In cases where neither the claim nor any counterclaim el<ceeds the sum of US$ 1QQ,QQQ the 387 arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the 388 Society of Maritime Arbitrators, Inc. 389 (c)* This Agreement shall be go\•erned by and construed in accordance with the laws of 390 (state place) and any dispute arising out of or in connection with this Agreement shall be 391 referred to arbitration at (state place),subject to the procedures applicable there. 392 *16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of 393 deletions, alternative 16(a) shall apply. 394 17. Notices 395 All notices to be provided under this Agreement shall be in writing via broking channels. 396 Contact details for recipients of notices are as follows: 397 For the Buyers: 398 For the Sellers: 399 18. Entire Agreement 400 The written terms of this Agreement comprise the entire agreement between the Buyers and 401 the Sellers in relation to the sale and purchase of the Vessel and supersede all previous 402 agreements whether oral or written between the Parties in relation thereto. 403 Each of the Parties acknowledges that in entering into this Agreement it has not relied on and 404 shall have no right or remedy in respect of any statement, representation, assurance or 405 warranty (whether or not made negligently) other than as is expressly set out in this Agreement. 406 Any terms implied into this Agreement by any applicable statue or law are hereby excluded to 407 the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude 408 any liability for fraud. 409 IF THE VESSEL GETS DRYDOCKED PRIOR TO DELIVERY TO THE BUYERS THEN ALL COSTS INVOLVED WILL BE SPLIT 50-50 B TWEEN SELLERS AND BUYERS. Na Title:

Norwegian Sh1pbrokers’ Assoc,abon’s Memorandum of Agreement for sale and purchase of ships Adopted by SIMCO 1n 1956 MEMORANDUM OF AGREEMENT Code-name SALEFORM 2012 Revised 1966, 1983 and 1986/87, 1993 and 2012 Dated: 15th december 2025 Cape Ventures Offshore Inc. of the Marshall Islands hereinafter called the “Sellers”, have agreed to sell, and 2 Ancient Mythology Trading Inc. of Liberia hereinafter called the “Buyers”, have agreed to buy: 3 Name of vessel: ECO NEMESIS 4 IMO Number: 9711913 5 Classification Society: BV 6 Class Notation: I ~ HULL~ MACH General Cargo Ship CPS (WBT) GRAB [20] 7 Unrestricted navigation MON-SHAFT, GREEN PASSPORT, CLEANSHIP, INWATERSURVEY ~MACH Year of Build: 2015 Builder/Yard: Shin Kochi 8 Flag: Liberia Place of Registration: Monrovia GT/NT: 21185/11398 9 hereinafter called the “Vessel”, on the following terms and conditions: 10 Definitions 11 “Banking Days” are days on which banks are open both in the country of the currency stipulated for 12 the Purchase Price in Clause 1(Purchase Price) and in the place of closing stipulated in Clause 8 13 (Documentation) [and (add additional jurisdictions as appropriate)]. 14 “Buyers’ Nominated Flag State” means Marshall Islands (state flag state). 15 “Class” means the class notation referred to above. 16 “Classification Society” means the Society referred to above. 17 “Deposit” shall have the meaning given in Clause 2(Deposit) 18 “Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the 19 Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement. 20 “In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a 21 registered letter, e-mail or telefax. 22 “Parties” means the Sellers and the Buyers. 23 “Purchase Price” means the price for the Vessel as stated in Clause 1(Purchase Price). 24 “Sellers’ Account” means (state details of bank account) at the Sellers’ Bank. 25 “Sellers’ Bank” means (state name of bank, branch and details) or, if left blank, the bank 26 notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price. 27 1. Purchase Price 28 The Purchase Price is USO 19,905,000 cash 29 2. Deposit 30 As sesuFity for the oorrest fulfilment of this Agreement the Buyers shall lodge a deposit of 31% ( f)er sent) or, if left blank, 10% (ten f)er sent), of the Purnhase Prise (the 32 “Def)osit”) in an interest bearing tn sellers nominated bank acsount within three (3) 33 ‘three-f3) liv-e (5} Banking Days after the date that: 34

(i) this Agreement has been signed by the Parties and eiwhanged in original or bye mail or 35 telefmc; and 36 (ii) the Deposit Holder has confirmed in writing to the Parties that the account has been 37 opened. 38 The Deposit shall be released in accordance with joint written instructions of the Parties. 39 Interest, if any, shall be credited to the Buyers Sellers. Any foe charged for holding and releasing the 40 Deposit shall be borne equally by the Parties. The Parties shall pro>Jide to the Deposit Holder 41 all necessary documentation to open and maintain the account without delay. 42 3. Payment 43 On delivery of the Vessel, but not later than three (3) one (1) Banking Days after the date that Notice of 44 Readiness has been given in accordance with Clause 5 (Time and place of delivery and 45 notices): 46 (i) the Deposit shall be released to the Sellers; and 47 fii) the balance of the full Purchase Price and all other sums payable on delivery by the Buyers 48 to the Sellers under this Agreement shall be paid in full free of bank charges to the 49 Sellers’ Account. 50 BUYERS OPTION TO PAY FOR THE VESSEL UP TO 1 YEAR LATEST AFTER THE MOA DATE 4. Inspection 51 The Buyers have the option to inspect the vessel. (a)* The Buyers ha>Je inspected and accepted the Vessel’s classification records. The Buyers 52 ha>Je also inspected the Vessel atlin (state p/-aoe) on (state date) and ha>Je 53 accepted the Vessel following this inspection and the sale is outright and definite, subject only 54 to the terms and conditions of this Agreement. 55 The SuyeF6 shall ha,,,e the optioR to Garry out superliGial iRspeGtioR of the 1/essel, without opeRiRg up aRd without iRtemJFGRGe to 1/essel sGhedule aRd to RORRal ope,atioR, prior te delivery of the V-essel. Should the SuyeF6 Ghoose te gerGise suGh optioR theR the Suyer-s shall ar,aRge, at their 9WR risk aRd ~eRse. aR iR&peGti9R iR the preseRGe of a Class surveyor (the Class surveyor is ORiy to a Gt as a arbitFator iR the eveRt of a dispute betweeR Suyers aRd Sellers). Jf aRy damage is fouRd to the V-essel whiGh afhJGt6 her Glass but does Rot FGquira immediate ropair aRd the ClassifiGatioR SoGiety approves the V-essel to G9RtiRue tFadiRg with these FGGommeRdat.ioRs, the Sellers shall GompORsate te the Suyers all ~eRses te ropair suGh damage to get Glass approval by deduGtiRg from the total amouRt to be pa.id by the Suyers to the Sellers iR lieu of the Sellers rapairiRg suGh damage base OR aR amouRt quoted by a fi’6t Glass ropairar mutually agrGed betvJeeR the Sellers aRd the Suyers (suGh Gost6 te gGlude gassiRg up aRd gas froeiRg} aRd the Suyers are te take delivery of the V-essel as she is with suGh FGGommeRdatioRs. If the ClassifiGatioR sun<eyor FGqui~ suGh damage to be ropairGd, theR the Sellers shaU repair suGh damage at their ~eRse to the satisfaGti9R of the ClassifiGatioR surveyor prior to delivery. IR suGh e,,,eRt the Sellers are to pay al&o for the G96t of the IRspeGtor aRd ClassifiGatioR SoGiety’s atteRdaRGe. (b)* The Buyers shall ha>Je the right to inspect the Vessel’s classification records and declare 56 whether same are accepted or not within (state fiatelpefiod) . 57 The Sellers shall make the Vessel a>Jailable for inspection at/in (state p/-aoe!FaRge) within 58 (state fiatelpefiod). 59 The Buyers shall undertake the inspection without undue delay to the Vessel. Should the 60 Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred. 61 The Buyers shall inspect the Vessel without opening up and without cost to the Sellers. 62 During the inspection, the Vessel’s seek ans engine log beaks shall be mase a>.iailable for 63 eicamination by the Buyers. 64 The sale shall become outright and definite, subject only te the terms ans consitions of this 65 Agreement, pro>.iised that the Sellers recei>.ie written notice of acceptance of the Vessel from 66 the Buyers within se>.ienty two (72) hours after completion of such inspection or after the 67 satellast day of the period stated in fbine aQl, whiche•;er is earlier. 68

Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of 69 the Vessel’s classification records and/or of the Vessel not be recei•,ed by the Sellers as 70 aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the 71 Buyers, whereafter !his Agreement shall be null and void. 72 *ilfil and 4(b) are alternatives; delete whichever is not applicable. In the absence ofdeletions, 73 alternative i1fil to apply. 74 5. Time and place of delivery and notices 75 (a)The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or 76 anchorage at/in WW in the Sellers’ option. 77 Notice of Readiness shall not be tendered before: 1 APRIL 2026 in Sellers’ option 78 Cancelling Date (see Clauses 5(c), §_{filfil, 6 (a) (iii)and M): 20 SEPT 2026 in Buyers’ option 79 (b)The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall 80 provide the Buyers with lwenly (20), fifteen (16}, ten (10), seven (7), five (5) and three (3) days’ 81 approximate notice and w10 (2), one (1) days notice of the expected time dale ll=le Sellers intend lo tender Notice of Readiness and of !he intended place of delivery. 82 When the Vessel is at the place of delivery and physically ready for delivery in accordance with 83 this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery. 84 (c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the 85 Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing 86 stating the date when they anticipate that the Vessel will be ready for delivery and proposing a 87 new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of 88 either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) 89 Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. 90 If the Buyers have not declared their option within 0111 • ·> three (3) Banking Days of receipt of the 91 Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ 92 notification shall be deemed to be the new Cancelling Date and shall be substituted for the 93 Cancelling Date stipulated in line 79. 94 If this Agreement is maintained with the new Cancelling Date all other terms and conditions 95 hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full 96 force and effect. 97 (d)Cancellalion, failure lo cancel or aooeplance of the new Cancelling Dale shall be entirely 98 without prejudice lo any claim for damages !he Buyers may have under Clause 14 (Sellers’ 99 Default) for ll=le Vessel nol being ready by ll=le original Cancelling Dale. 100 (e)Should the Vessel become an actual, constructive or compromised total loss before delivery 101 the Deposit together with interest earned, if any, shall be released immediately to the Buyers 102 whereafter this Agreement shall be null and void. 103 6. DrydockinglDivers Inspection 104 (a)* 105 (i) The Buyers shall have the option at their cost and expense to arrange for an underwater 106 inspection by a diver approved by the Classification Society prior to the delivery of the 107 Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended 108 date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this 109 Agreement. The Sellers shall at their cost and expense make the Vessel available for 110 such inspection. This inspection shall be carried out without undue delay and in the 111 presence of a Classification Society surveyor arranged for by the Sellers and paid for by 112 the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s 113 inspection as observer only without interfering with the work or decisions of the 114 Classification Society surveyor. The extent of the inspection and the conditions under 115 which it is performed shall be to the satisfaction of the Classification Society. If the 116 conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at 117 their cost and expense make the Vessel available at a suitable alternative place near to 118 the delivery port, in which event the Cancelling Date shall be extended by the additional 119 time required for such positioning and the subsequent re-positioning. The Sellers may 120 not tender Notice of Readiness prior to completion of the underwater inspection. 121

(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are 122 found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless 123 repairs can be carried out afloat to the satisfaction of the Classification Society, the 124 Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by 125 the Classification Society of the Vessel’s underwater parts below the deepest load line, 126 the extent of the inspection being in accordance with the Classification Society’s rules (2) 127 such defects shall be made good by the Sellers at their cost and expense to the 128 satisfaction of the Classification Society without condition/recommendation•• and (3) the 129 Sellers shall pay for the underwater inspection and the Classification Society’s 130 attendance. 131 Notwithstanding anything to the contrary in this Agreement, if the Classification Society 132 do not require the aforementioned defects to be rectified before the next class 133 drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects 134 against a deduction from the Purchase Price of the estimated direct cost (of labour and 135 materials) of carrying out the repairs to the satisfaction of the Classification Society, 136 whereafter the Buyers shall have no further rights whatsoever in respect of the defects 137 and/or repairs. The estimated direct cost •1lw ,, “X’ , . trig gf’!s fr,·•· ,,. • .; , .J ‘’- os•) of the 138 repairs shall be the average of quotes 139 for the repair work obtained from two reputable independent shipyards at or in the 140 vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) 141 Banking Days from the imposition of the condition/recommendation, unless the Parties 142 agree otherwise. Should either of the Parties fail to obtain such a quote within the 143 stipulated time then the quote duly obtained by the other Party shall be the sole basis 144 for the estimate of the direct repair costs. The Sellers may not tender Notice of 145 Readiness prior to such estimate having been established. (iii) If the Vessel is to be drydocked pursuant to Clause §@liill and no suitable dry-docking 146 facilities are available at the port of delivery, the Sellers shall take the Vessel to a port 147 where suitable drydocking facilities are available, whether within or outside the delivery 148 range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the 149 Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose 150 of this Clause, become the new port of delivery. In such event the Cancelling Date shall 151 be extended by the additional time required for the drydocking and extra steaming, but 152 limited to a maximum of t·. •• , ·y ‘,. ,e ~5) fourteen (14) days. 153 (bl *The Sellers shall place the Vessel in drydock at the port of deli’lery for inspection by the 154 Classification Society of the Vessel’s umierwaler parts below the deepest load line, the extent 155 of the inspection being in accordance with the Classification Society’s rules. If the rudder, 156 propeller, bottom or other underwater parts below the deepest load line are found broken, 157 damaged or defecti•1e so as to affect the Vessel’s class, such defects shall be made good at the 158 Sellers’ cost and expense to the satisfaction of the Classification Society without 159 conditiontrecommendation•. In such e’lent the Sellers are also to pay for the costs and 160 expenses in connection with putting the Vessel in and taking her out of drydock, including the 161 drydock dues and the Classification Society’s fees. The Sellers shall also pay for these costs 162 and expenses if parts of the tailshaft system are condemned or found defecli’leor broken so as 163 lo affect Iha Vessel’s class. In all other cases, the Buyers shall pay the aforesaid costs 164 and expenses, dues and fees 165 (G) If the Vessel is dry docked pursuant lo Clause 6 (a) (ii) or ~above 166 fij the Classification Society may require survey of the tailshaft system, the extent of the 167 survey being to the satisfaction of the Classification surveyor. If such survey is 168 not required by the Classification Society, the Buyers shall have the right to require the lailshaft 169 to be drawn and surveyed by the Classification Society, the extent of the survey being in 170 accordance with the Classification Society’s rules for tailshaft survey and 171 consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare 172 whether they require the tailshaft lo be drawn and surveyed not later than by the 173 completion of the inspection by the Classification Society. The drawing and refilling of 174 the tailshaft shall be arranged by the Sellers. Should any parts of the lailshaft system be 175 condemned or found defective so as to affect Iha Vessel’s class, those parts shall be 176 renewed or made good at the Sellers’ expense to the satisfaction of the 177 Classification Society without condition/recommendation••. 178

W The costs and e*penses relating to Iha survey of Iha tailshaft system shall be borne by Iha 179 Buyers unless Iha Classification Society requires such survey lo be carried out or if parts of Iha 180 system are condemned or found defective or broken so as to effect the Vessel’s class, in which 181 case Iha Sellers shall pay these costs and e*penses. 182 {Hi-) The Buyers’ representative(s) shall ha•10 Iha right lo be present in the drydock, as 183 observers only without interfering with Iha work or decisions of Iha Classification Society 184 surveyor. 185 ~ The Buyers shall ha•,e the right lo have Iha underwater parts of the Vessel cleaned 186 and painted at their risk, cost and e*pense without interfering with Iha Sellers’ or the 187 Classification Society surveyor’s work, if any, and without affecting the Vessel’s timely 188 delivery. If, however, the Buyers’ work in drydock is still in progress when the 189 Sellers have completed Iha work which the Sellers are required lo do, the additional 190 docking lime needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and 191 e*pense. In the event that the Buyers’ workrequiros such additional time, the Sellers 192 may upon completion of tho Sellers’ work lender Notice of Readiness for delivery whilst 193 the Vessel is still in drydock and, nol\¥ilhslanding Clause filfil, the Buyers shall be 194 obliged lo lake cJelivery in accordance with Clause 3 (Payment), whether the Vessel is in 195 cJrycJock or not. 196 *6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence ofdeletions, 197 alternative 6 a) to apply. 198 **Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification 199 Society without condition/recommendation are not to be taken into account 200 7. Spares, bunkers and other items 201 The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board, 202 aREi on shore and on order. All spare part~ as per Glass !‘efllliremeRt and spare equipment including spare 203 tail-end shaft(s) and/or pare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of 204 inspection used or unused, whether on board or not shall become the Buyers’ property, bul spares on 205 orcJor are o*clucJocJ. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers 206 are not required to replace spare parts including spare tail-end shaft(s) and spare 207 propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to 208 delivery, but the replaced items shall be the property of the Buyers. Unused stores and 209 provisions shall be included in the sale and be taken over by the Buyers without extra payment. 21 O Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s 211 personal belongings including the slop chest are excluded from the sale without compensation, 212 as well as the following additional items: (include lisf) 213 Items on board which are on hire or owned by third parties, listed as follows, are excluded from 214 the sale without compensation: (include lisf) 215 Items on board at the time of inspection which are on hire or owned by third parties, not listed 216 above, shall be replaced by the Sellers prior to delivery at their cost and expense. 217 The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and 218 greases in storage tanks and unopened drums and pay for either: 219 (a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or 220 (b) *tho current net market price (o*clucJing barging o*ponses) at tho port ancJ cJato of cJolivory 221 of tho Vessel or, if unavailable, at tho nearest bunkering port, 222 for tho quantities taken o•,er. 223 Payment under this Clause shall be made at the same time and place and in the same 224 currency as the Purchase Price. 225 “inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) 226 (Inspection), if applicable. If the Vessel is taken over without inspection, the date of this 227 Agreement shall be the relevant date. 228 *(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions 229 alternative (a) shall apply. 230

8. Documentation 231 The place of closing: to be mutually agreed 232 In exchange ofpayment and delivery of the Vessel, the Buyers and the Sellers are to provide each other with their respective delivery documentation. Buyers and Sellers shall mutually advise their requirements and the same to be incorporated as an Addendum to this Agreement. Signing ofsuch Addendum shall by no means delay signature of this Agreement by both parties. {a) In exchange for J)ayment of the Purchase Price the Sellers shall J)rovide the Buyers with the ~ following delivery documents: 2M fij Legal Bill(s) of Sale in a form recordaele in the Buyers’ Nominated Flag State, ™ transferring title of the Vessel and stating that the Vessel is free from all mortgages, 2Je encumerances and maritime liens or any other deets whatsoever, duly notarially attested ~ and legalised or af)ostilled, as required ey the Buyers’ ~Jominated Flag State; ™ {ii} Evidence that all necessary corf)orate, shareholder and other action has eeen taken ey ~ the Sellers to authorise the execution, delivery and J)erformance of this Agreement; 240 {iii-) Power of Attorney of the Sellers af)J)ointing one or more ref)resentatives to act on eehalf 244 of the Sellers in the J)erformance of this Agreement, duly notarially attested and legalised ~ or af)ostilled (as af)J)rowiate); 243 {iv} Certificate or Transcrif)t of Registry issued ey the comf)etent authorities of the flag state 244 on the date of delivery e•;idencing the Sellers’ ownershif) of the Vessel and that the 24a Vessel is free from registered encumerances and mortgages, to be faxed or e mailed ey ~ such authority to the closing meeting with the original to ee sent to the Buyers as soon as 24-7 J)Ossiele after delivery of the Vessel. 248 M Declaration of Class or (deJ)ending on the Classification Society) a Class Maintenance 249 Certificate issued within three (J) Banking Days J)rior to delivery confirming that the 2W Vessel is in Class free of condition/recommendation. ~ {-v-ij Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of ~ deletion af)J)FOJ)Fiate lo the Vessel’s registry at the time of deli~•ery, or, in the event that ~ the registry does not as a matter of J)ractice issue such documentation immediately, a ~ written undertaking ey the Sellers to effect deletion from the Vessel’s registry forthwith 2aa and J)FO’lide a certificate or other official e•;idence of deletion to the Buyers J)FOmJ)tly and ~ latest within four (4) weeks after the Purchase Price has eeen J)aid and the Vessel has ~ eeen deli’lered. 258 fYfij A cof)y of the Vessel’s Continuous Synopsis Record certifying the date on which the 2W Vessel ceased to ee registered with the Vessel’s registry, or, in the event that the registry ~ does not as a matter of wactice issue such certificate immediately, a written undertaking ~ from the Sellers to J)FO’lide the cof)y of this certificate J)romf)tly UJ)on it eeing issued ~ together with evidence of suemission ey the Sellers of a duly executed Form 2 stating 2eJ the date on which the Vessel shall cease to ee registered with the Vessel’s registry. ~ {¥iH Commercial Invoice for the Vessel; 2ea ~ Commercial ln’loice(s) for eunkers, luericating and hydraulic oils and greases; 2ee W A cof)y of the Sellers’ letter to their satellite communication wovider cancelling the ~ Vessel’s communications contract which is to ee sent immediately after delivery of the ~ Vessel; 2e8 ~ Any such additional documents as may reasonaely ee required ey the comf)etent 2+G authorities of the Buyers’ ~Jominated Flag State for the J)Urf)ose of registering the Vessel, 2-4 J)rovided the Buyers notify the Sellers of any such documents as soon as J)ossiele after the date of 2+2 this Agreement; and ~ The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not 274 black listed by any nation or international organisation. 275 (b) Al the lime of deli•,ery the B1,1yers shall provide the Sellers with: 276 {ij Evidence that all necessary corporate, shareholder and other action has been taken by 277 the B1,1yers to a1,1thorise the eiEec1,1tion, delivery and performance of this Agreement; and 278 Power of Attorney of the B1,1yers appointing one or more representatives lo act on behalf 279 of the B1,1yers in the performance of this Agreement, d1,1ly nolarially attested and legalised 280 or aposlilled (as appropriate). 281 (c) If any of the documents listed in S1,1b cla1,1ses (a) and (b) the Addendum as above are not in the English 282 language they shall be accompanied by an English translation by an authorised translator or 283 certified by a lawyer qualified to practice in the country of the translated language. 284 (d) The Parties shall to the extent possible exchange copies, drafts or samples of the 285 documents listed in S1,1b cla1,1se (a) and S1,1b cla1,1se (b) the Addendum as above for review and comment by 286 the other party not later than (state number of days),or if left blank, nine (9) days prior to 287 the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to 288 Clause 5(b) of this Agreement. 289 (e) Concurrent with the exchange of documents in S1,1b cla1,1ses (a) and (b) the Addendum as above, 290 the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans, 291 drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other 292 certificates which are on board the Vessel shall also be handed over to the Buyers unless the 293 Sellers are required to retain same, in which case the Buyers to have the right to take copies. 294 (f) Other technical documentation which may be in the Sellers’ possession shall promptly after 295 delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep 296 the Vessel’s log books but the Buyers to have the right to take copies of same. 297 (g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance 298 confirming the date and time of delivery of the Vessel from the Sellers to the Buyers. 299 9. Encumbrances 300 The Sellers warrant that the Vessel, at the time of delivery, is free from,encumbrances, mortgages and 301 maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred 302 prior to the time of delivery. 303 304 305 10. Taxes, fees and expenses 306 Any taxes, fees and expenses in connection with the purchase and registration in the Buyers’ 307 Nominated Flag State shall be for the Buyers’ account, whereas similar charges in connection 308 with the closing of the Sellers’ register shall be for the Sellers’ account. 309 11. Condition on delivery 310 The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 311 delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be 312 delivered and taken over, otherwise in the same condition as she was at the time of inspection, fair wear 313 and tear excepted. However, the Vessel shall be delivered free of cargo and free of stowaways with her Class 314 maintained without condition/recommendation*, free of a•,erage damage affecting the Vessel’s 315 class, and with her classification certificates and national certificates, as well as all other 316 certificates the Vessel had at the time of inspection, valid witho1,1t 317 conditiontrecommendation* by the Classification Society or the relevant a1,1thorities at the time 318 of delivery. 319 “Inspection” in this Clause 11 , shall mean the Buyers’ inspection according to Clause 4(a) or 320 4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this 321 Agreement shall be the relevant date. 322

*Notes and memoranda, ifany, in the surveyor’s report which are accepted by the Classification 323 Society without condition/recommendation are not to be taken into account. 324 12. Name/markings 325 Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel 326 markings. 327 13. Buyers’ default 328 329 330 331 Should the Purchase Price not be paid in accordance with Clause 3(Payment), the Sellers 332 have the right to cancel this Agreement, in which case the Deposit together with interest 333 earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss, the 334 Sellers shall be entitled to claim further compensation for their losses and for all expenses 335 incurred together with interest. 336 14. Sellers’ default 337 Should the Sellers fail to give Notice of Readiness in accordance with Clause 5(b) or fail to be 338 ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the 339 option of cancelling this Agreement. If after Notice of Readiness has been given but before 340 the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not 341 made physically ready again by the Cancelling Date and new Notice of Readiness given, the 342 Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this 343 Agreement the Deposit together with interest earned, if any, shall be released to them 344 immediately. 345 Should the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to 346 validly comJ.)lete a legal transfer as aforesaid they shall make due compensation to the Buyers 347 for their F ov ·• loss and for all ~ • . , expenses together with interest if their failure is due to proven 348 negligence and whether or not the Buyers cancel this Agreement. 349 15. Buyers’ representatives 350 After this Agreement has been signed by the Parties and the Deposit has been lodged, the 351 Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and 352 Expense for a maximum of ten 11 O) -1-4-days and will pay USD 25 each for every day onboard.. 353 These representatives are on board for the purpose of familiarisation and in the capacity of 354 observers only, and they shall not interfere in any respect with the operation of the Vessel. The 355 Buyers and the Buyers’ representatives shall sign the Sellers’ P&I Club’s standard letter of 356 indemnity prior to their embarkation. 357 16. Law and Arbitration 358 (a) *This Agreement shall be governed by and construed in accordance with English law and 359 any dispute arising out of or in connection with this Agreement shall be referred to arbitration in 360 London in accordance with the Arbitration Act 1996 or any statutory modification or re- 361 enactment thereof save to the extent necessary to give effect to the provisions of this Clause. 362 The arbitration shall be conducted in accordance with the London Maritime Arbitrators 363 Association (LMAA) Terms current at the time when the arbitration proceedings are 364 commenced. 365 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall 366 appoint its arbitrator and send notice of such appointment in writing to the other party requiring 367 the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and 368 stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own 369 arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the 370 other party does not appoint its own arbitrator and give notice that it has done so within the 371 fourteen (14) days specified, the party referring a dispute to arbitration may, without the 372 requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator 373 and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on 374 both Parties as if the sole arbitrator had been appointed by agreement. 375

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the 376 arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at 377 the time when the arbitration proceedings are commenced. 378 (b) *This Agreement shall be govemee by ans constrnee in accoreance with Title g of the 379 Unites States Cose ans the S1,J8Stanfr1e law (not incll,jeing the choice of law mies) of the State 380 of New York ans any 6lisp1,Ate arising 0l,Jt of or in connection with this Agreement shall 0e 381 referree to three (J) persons at Mew York, one to 0e appointee 0y each of the parties hereto, 382 ans the thire 0y the two so chosen; their eecision or that of any two of them shall 0e final, ans 383 for the p1,Arposes of enforcing any aware, j1,J6lgment may 0e enteree on an aware 0y any C01,Jrt of 384 competent j1,Jris6liction. The proceeeings shall 0e con611,Jcte61 in accoreance with the r1,Jles of the 385 Society of Maritime Ar0itrators, Inc. 386 In cases where neither the claim nor any co1,Jnterclaim ei<ceees the Sl,Jm of US$ 100,000 the 387 ar0itration shall 0e con611,Jcte61 in accoreance with the Shortenee Ar0itration Proce611,Jre of the 388 Society of Maritime Ar0itrators, Inc. 389 (c)* This ,A.greement shall 00 governee 0y ans constr1,Je6l in accoreance with the laws of 390 (state place) ans any 6lisp1,Ate arising 0l,Jt of or in connection with this Agreement shall 0e 391 referree to aroitration at (state place),61,Jt>ject to the proceel,jres applica0le there. 392 *16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of 393 deletions, alternative 16(a) shall apply. 394 17. Notices 395 All notices to be provided under this Agreement shall be in writing via broking channels. 396 Contact details for recipients of notices are as follows: 397 For the Buyers: 398 For the Sellers: 399 18. Entire Agreement 400 The written terms of this Agreement comprise the entire agreement between the Buyers and 401 the Sellers in relation to the sale and purchase of the Vessel and supersede all previous 402 agreements whether oral or written between the Parties in relation thereto. 403 Each of the Parties acknowledges that in entering into this Agreement it has not relied on and 404 shall have no right or remedy in respect of any statement, representation, assurance or 405 warranty (whether or not made negligently) other than as is expressly set out in this Agreement. 406 Any terms implied into this Agreement by any applicable statue or law are hereby excluded to 407 the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude 408 any liability for fraud. 409 IF THE VESSEL GETS DRYDOCKED PRIOR TO DELIVERY TO THE BUYERS THEN ALL COSTS INVOLVED WILL BE SPLIT 50-50 BETWEEN SELLERS AND BUYERS. For and on behalf of the Sellers Name: 15an, /.tJ orb,•,-.:, Name: Title: 5ole ‘“ftr-t!c,,-i.r Title: